As filed with the Securities and Exchange Commission on

                                December 27, 2002

                           Registration No. 333-79831

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PIPELINE DATA INC.
                 (Name of small business issuer in its charter)

         Delaware                        7310                    13-3953764
(State or other jurisdiction of (Primary Standard Industrial   (IRS Employer
incorporation or organization)   Classification Code Number) Identification No.)

250 East Hartsdale Avenue, Suite 21      Jack Rubinstein, Chairman of the Board
   Hartsdale NY 10530                               Pipeline Data, Inc.
    (914) 725-7028                        250 East Hartsdale Avenue, Suite 21
 (Address and telephone number of                   Hartsdale NY 10530
principal executive offices)                          (914) 725-7028
                                            (Name, address  and telephone
                                             number of agent for service)
Copy to:

                        Law Offices of Sheila G. Corvino
                              811 Dorset West Road
                         Dorset, VT 05251(802) 867-0112


     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement. If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



                         Calculation of Registration Fee

                                                   Amount           Proposed Maximum       Proposed Maximum
Title of each Class of Securities Being            To be             Offering Price           Aggregate               Amount of
Registered                                       Registered           Per Security          Offering Price         Registration Fee


Common Stock                                     3,325,000  (1)           $.50 (2)          $1,662,500 (2)              $462.18 (2)
Class A Warrants                                 1,000,000               $0.10                $100,000                   $27.80
Class B Warrants                                 1,000,000               $0.10                $100,000                   $27.80
Common Stock Underlying class A Warrants (3)     1,000,000  (4)          $1.50 (5)          $1,500,000                  $834.00 (6)
Common Stock Underlying class B Warrants (3)     1,000,000               $2.50 (7)          $2,500,000                $1,390.00 (8)
                                                 ---------                                  ----------                ---------
TOTAL                                            7,325,000                                  $5,862,500                $2,741.78 (9)
                                                 =========                                  ==========                 =========


(1) Includes (a) 791,890 previously registered shares which were sold by registrant after this registration statement was declared effective.
     Includes 208,110 shares which had been registered for sale by the registrant but not sold and (c) 2,325,000 shares which have been registered for resale by the selling stockholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, 457,550 shares of which have been sold, leaving 1,867,450 shares.

(2) Estimated solely for purposes of calculating the registration fee and includes shares being sold by selling stockholders.

(3) Pursuant to Rule 416 there are also registered hereby such additional number of shares as may become issuable by reason of the anti-dilution provisions of the class A redeemable warrants and class B redeemable warrants. These additional shares are not issuable by reason of the anti-dilution provisions of other derivative securities we may issue in the future.

(4) Includes (a) 785,210 previously registered class A redeemable warrants which were sold by registrant after this registration statement was declared effective. Also includes 214,790 class A redeemable warrants which had been registered for sale by the registrant, but not sold.

(5) At the time of effectiveness of this registration statement, the exercise price of these warrants was $3.00 per share. That exercise price was reduced, pursuant to the first post-effective amendment to this registration statement dated January 4, 2001, to $1.50 per share.

(6) Represents the filing fee previously paid on the basis of a $3.00 per share exercise price.

(7) At the time of effectiveness of this registration statement, the exercise price of these warrants was $5.00 per share. That exercise price was reduced, pursuant to the first post-effective amendment to this registration statement dated January 4, 2001, to $2.50 per share.

(8) Represents the filing fee previously paid on the basis of a $5.00 per share exercise price.

(9) The registrant previously paid a fee of $2,741.78. Therefore, no additional fee is due with this filing.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                                EXPLANATORY NOTE

     This is our third post-effective amendment to our registration statement relating to (1) our previous registration of 1,000,000 shares of common stock, 791,890 of which were issued in our initial public offering of securities and 1,000,000 class A redeemable warrants, 785,210 of which were issued in that offering, (2) our previous reduction in the exercise price of our class A redeemable warrants from $3.00 to $1.50, (3) our previous registration of up to 1,000,000 class B redeemable warrants for sale in our initial public offering, none of which were sold in that offering, and all of which were distributed as a dividend to the holders of our common stock, (4) our previous reduction in the exercise price of our class B redeemable warrants from $5.00 to $2.50, (5) our previous registration for resale of 2,325,000 shares of common stock by the holders of those shares, 457,550 of which have been sold, leaving 1,867,450, (6) the resale of up to 1,785,210 shares of common stock issuable upon exercise of our outstanding class A redeemable warrants and upon exercise of our class B redeemable warrants by the holders of such instruments and (7) disclosure concerning recent acquisitions as well as updated business and financial information.


     We did not receive any proceeds from our distribution of the class B redeemable warrants. We will not receive any proceeds from the resale of securities by holders of any of the securities registered hereunder. We will receive proceeds of up to $1,177,815 in the event that the outstanding class A redeemable warrants are exercised by the holders of such instruments, and up to $2,500,000 in the event that the class B redeemable warrants are exercised by the holders of such instruments.

     This registration statement contains three forms of prospectus. One will be used in connection with (1) the resale of 785,210 shares of our common stock, par value $.001 per share, issuable upon the exercise of our outstanding class A redeemable warrants by the holders of such instruments and (2) the resale of 1,000,000 shares of our common stock issuable upon the exercise of the class B redeemable warrants by the holders of such instruments. The other two forms of prospectus will be used in connection with an offering of shares of our common stock by certain selling stockholders. One of those two forms of selling stockholder prospectus will be used by three affiliates who may sell up to 10%, in the aggregate, of the issued and outstanding shares of common stock in "at the market" transactions, and the balance of their aggregate share holdings at a selling price of $3.00 per share. The other form of selling stockholder prospectus will be used by selling stockholders who are not affiliates who may sell all of their respective holdings of common stock in "at the market" transactions. All of the forms of prospectus will be identical except for (i) the front cover page of the prospectus; (ii) an alternate "Table of Contents" page; (iii) an alternate description of the offering to be inserted in the "Prospectus Summary" section; (iv) an alternate "Selling Stockholders" section; and (v) the rear cover page of the prospectus.

                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus

Item

No.        Required Item                         Location or Caption
----       -------------                         -------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Back Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Market for our Common
                                                 Stock

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Not Applicable

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain

           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Named Experts and
           Counsel                               Legal Matters; Financial
                                                 Statements

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion and               Management's Discussion and
           Analysis or Plan of                  Analysis
           Operation

18.        Description of Property               Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Prospectus Summary;
                                                 Market for Our
                                                 Common Stock

21.        Executive Compensation                Management - Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements          Changes in and Disagreements
           with Accountants on Accounting        with Accountants on Accounting
           and Financial Disclosure              and Financial Disclosure

                                 GRAPHIC OMITTED
                                   PROSPECTUS

                    PROSPECTUS DATED: _______________________

                               Pipeline Data Inc.
             250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530

                       785,210 class A redeemable warrants

              785,210 shares of common stock issuable upon exercise
                   of outstanding class A redeemable warrants

                    1,000,000 class B redeemable warrants and 1,000,000 shares of common stock issuable upon exercise of the class B redeemable warrants


     This prospectus relates to the resale of 785,210 shares of our common stock, par value $.001 per share, issuable upon exercise of our outstanding class A redeemable warrants by the holders of such instruments. This prospectus also relates to the resale of up to 1,000,000 shares of our common stock which shall be issued by us upon exercise of our outstanding class B redeemable warrants by theholders of such instruments. In addition, 1,867,450 shares of our common stock owned by certain of our stockholders will be subject to resale pursuant to a separate prospectus.

     The shares of our common stock offered by the selling stockholders pursuant to this prospectus involves substantial risk. See "Risk Factors" beginning on page XX.

     Each class A redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50, subject to adjustment, at any time until April 25, 2003. Each class B redeemable warrant entitles the holder to purchase one share of common stock at an exercise price of $2.50, subject to adjustment, until April 25, 2005. The class A and class B redeemable warrants are subject to redemption by us at any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days.

     The 2,287,000 shares of common stock to be offered and sold by certain of our stockholders pursuant to a separate prospectus. 1,867,450 of those 1,647,950 shares are held by three affiliates - officers, directors and controlling stockholders of this company.

o Those three named affiliates will be entitled to offer and sell up to an aggregate of 1,198,689 of their shares at the then prevailing market price for our shares;

o The non-affiliates who hold the 219,500 share balance of those 2,325,000 shares also will be entitled to offer and sell their shares at the then prevailing market price; and

     Our three named affiliates will be entitled to offer and sell up to 668,761 of their shares at a sale price of $3.00 per share.


     We will not receive any of the proceeds from the resale of any of the class A or class B redeemable warrants, or the shares of common stock underlying those warrants, however, we are paying for the costs of registering the securities covered by this prospectus.

     The holders of the class A and class B redeemable warrants, and the shares of common stock underlying those warrants, will receive all of the amounts derived from any sale by them of those securities, less any brokerage commissions or other expenses incurred by them. While this offering is not being underwritten, the holders of the securities offered pursuant to this prospectus and the brokers or other third parties through whom the any of the holders of those securities sell them may be deemed "underwriters" as that term is defined in the Securities Act of 1933, as amended, for purposes of the resale of the securities offered in this prospectus. See "Plan of Distribution."

     Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                Table of Contents

                                                                            Page

Prospectus Summary.............................................................
The Company....................................................................
The Distribution...............................................................
Risk Factors...................................................................
Use of Distribution Proceeds...................................................
Capitalization.................................................................
Forward Looking Statements.....................................................
Business of The Company........................................................
Management's Discussion And Analysis of
Financial Condition And Results of Operations..................................
Price Range of Common Stock and Class A Redeemable Warrants....................
Dividend Policy................................................................
Plan of Distribution...........................................................
Legal Proceedings..............................................................
Directors, Executive Officers,
Promoters And Control Persons..................................................
Security Ownership of Certain Beneficial Owners and Management.................
Description of Securities......................................................
Interest of Named Experts And Counsel..........................................
Selling Stockholders...........................................................
Certain Provisions of Our Certificate of Incorporation and By-Laws and
 Disclosure of Commission Position On Indemnification For Securities
 Act Liabilities..............................................................
Description of Property
Certain Relationships And Related Transactions.................................
Market For Common Equity and Related Stockholder Matters.......................
Executive Compensation.........................................................
Financial Statements...........................................................
Changes in And Disagreements With Accountants on Accounting And
 Financial Disclosure.........................................................
Where Can Investors Find Additional Information................................
Financial Statements of the Company...............................    F-1 - F-13

                               Prospectus Summary

                                   The Company

     Pipeline Data Inc., a Delaware corporation, was incorporated in June 1997, and began its business operations in 1998. Under our corporate charter documents, we may engage in any activity for which corporations may be organized under the Delaware General Corporation Law. Our goal has been to become a pipeline of data to the public. We operate through two wholly owned subsidiaries: Our subsidiary, SecurePay.com, Inc. ("SecurePay.com" or "SecurePay"), is an integrated provider of transaction processing services, gateway services, related software application products and value added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet; Our subsidiary, Northern Merchant Services, Inc., ("NMSI") is an independent service organization that markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. Our telephone number is 914-725-7028.

                                  Risk Factors



     In addition to the risks and other considerations discussed elsewhere in this report, set forth below is a discussion of certain risk factors relating to our business and operations. These risk factors are drafted in "Plain English" format in accordance with Rule 421 of the Securities Act. Accordingly, references to "we" and "our" refer to Pipeline and its subsidiaries.

We have had losses of $1,163,042 since inception (June 23, 1997), we expect that we will continue to lose money through 2002 and we may never achieve or sustain profitability.
-------------------------------------------------------------------------------

     Because we are only developing our business model, it is difficult to evaluate our business and prospects. We plan to allocate our resources towards infrastructure development, applications development, development of our marketing strategy and strategic acquisitions. As a result, we do not expect sufficient revenue generation during the next 12 months to stem continued losses and we may never achieve or sustain profitability.

Our dependence upon VISA and MasterCard registration and
financial institution sponsors
-------------------------------------------------------------------------------

     Our subsidiary, NMSI, must be sponsored by a financial institution that is a principal member of the VISA and MasterCard credit card associations in order to process bankcard transactions. Our designation with VISA and MasterCard as a certified processor and our status as a member service provider are dependent upon the sponsorship of member clearing banks and our continuing adherence to the standards of the VISA and MasterCard credit card associations. The member financial institutions of VISA and MasterCard set these standards. Some of the member financial institutions of VISA and MasterCard provide transaction processing services in direct competition with our services. In the event we fail to comply with these standards, VISA or MasterCard could suspend or terminate our designation as a certified processor or our status as a member service provider. The termination of our member service provider registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have a material adverse effect on our business, financial condition and results of operations.

Increased consolidation in the marketplace has an impact on price and availability of acquisition, joint venture and alliance opportunities
-------------------------------------------------------------------------------

     Historically, growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses and transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.
                                       2

We may be unable to accurately analyze risks associated with purchased merchant portfolios, joint ventures or business combinations
-------------------------------------------------------------------------------

     When we evaluate a potential purchase of a merchant portfolio, joint venture or business combination, we conduct a due diligence review of the related merchant portfolio. The review process includes analyzing the composition of the merchant portfolio, applying our uniform standards and underwriting guidelines to the merchant portfolio and attempting to identify high-risk merchants included in the merchant portfolio. Notwithstanding, these due diligence efforts, however, it is not possible to properly assess all of the risk attributes associated with a purchased or otherwise acquired portfolio or otherwise identify all of the high-risk merchants. Incorrect risk assessments of our purchased or otherwise acquired portfolios may result in excessive losses from chargebacks or merchant fraud.

We may experience higher than anticipated costs and expenses in the event of delays in the conversion of merchant portfolios to our network
-------------------------------------------------------------------------------

     At the time of consummation of merchant portfolio purchases, combinations or joint ventures, merchants in a purchased portfolio typically are not operating on the SecurePay Network and may not use the same merchant accounting processors that we use.

     Until we convert each newly-purchased merchant to our Network and our merchant accounting processors, we do not fully realize the anticipated cost savings and synergies from the portfolio purchase, business combination or joint venture. We have little, if any, control over the performance of the other networks and processors. We typically are not able to apply fully our risk management and fraud avoidance practices to these merchants and we must continue to pay third parties for processing services, which reduces our economic benefits in the merchant portfolio.

     In certain circumstances, third party processors may claim an ownership interest in certain of the purchased merchant relationships to which they are party. If those claims are successful, they could impede the conversion and, correspondingly, reduce the cost savings and synergies anticipated to be gained by virtue of the purchased or otherwise acquired portfolio.

     As a result of any acquisitions of merchant portfolios, and other smaller acquisitions, our failure to complete these conversions in accordance with management plans could have a material adverse effect on our financial condition and results of operations.

Our acquisition strategy may require substantial
capital resources and additional indebtedness
-------------------------------------------------------------------------------

     Our acquisition strategy may require substantial capital resources, and is likely to result in the need for additional indebtedness. We cannot give any assurances that we will be able to obtain financing for future acquisitions on favorable terms.

High levels of competition may have a material adverse effect on our business, financial condition and results of operations
-------------------------------------------------------------------------------

     The credit, charge and debit card transaction processing services business is highly competitive. Many of our current and prospective competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater name recognition and/or more established relationships in the industry than we have. Our competitors may be able to adopt more aggressive pricing policies than we can, develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, and devote greater resources to the marketing and sale of their services. Because of these competitive factors and due to our relatively small size and financial resources we may be unable to compete successfully.


Increased merchant attrition may have a material adverse effect on our business, financial condition and results of operations
-------------------------------------------------------------------------------

     We experience attrition in our merchant base in the ordinary course of business resulting from several factors, including business closures, losses to competitors and conversion-related losses Increased merchant attrition may have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will not experience higher rates of merchant attrition.


Increases in interchange rates may adversely affect our profitability
-------------------------------------------------------------------------------

     VISA and MasterCard have increased their respective interchange rates each year. Although we historically have reflected these increases in our pricing to merchants, there can be no assurance that merchants will continue to assume the entire impact of the future increases or that transaction processing volumes and merchant attrition will not be adversely affected by the increases.

Increases in chargebacks may adversely affect our profitability
-------------------------------------------------------------------------------

     When a billing dispute between a cardholder and a merchant is resolved in favor of the cardholder, the transaction is "charged back" to the merchant and the amount of the transaction is credited to the cardholder. Reasons for billing disputes include, among others:

..  nonreceipt of merchandise or services;

..  unauthorized use of a credit card; and

..  quality of the goods sold or the services rendered by that merchant.

     If we are not able to collect chargeback amounts from a merchant's account, or if the merchant refuses or is not able due to bankruptcy or other reasons to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. We attempt to reduce our exposure to such losses by performing periodic credit reviews on our merchant customers and adjusting rates based, in part, on the merchant's credit risk, business or industry. In addition, we maintain a reserve account to offset potential losses. However, we cannot give any assurances that we will not experience significant losses from chargebacks in the future. Increases in chargebacks not paid by merchants may have a material adverse effect on our business, financial condition and results of operations.

Increases in processing costs may adversely affect our profitability
-------------------------------------------------------------------------------

     We are subject to certain contractual volume obligations that if not met, will cause our processing cost to increase and therefore may adversely affect our ability to attain and retain new and existing merchants. This could materially adversely affect our growth and profitability.


We bear the risk of fraud committed by our merchant customers where we have contractually obligated ourselves to do so.
-------------------------------------------------------------------------------

     Currently, we have contractually obligated ourselves to bear the risk of fraud committed by approximately 10% of our merchant customers. We bear the risk of losses caused by fraudulent credit card transactions initiated by these merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits.

     We monitor merchant transactions against a series of standards developed to detect merchant fraud. In addition, we maintain a reserve account to offset potential losses. Despite our efforts to detect merchant fraud, it is possible that we will experience significant amounts of merchant fraud in the future, which may have a material adverse effect on our business, financial condition and results of operations.
                                       5

We may become  subject  to certain  State  taxes that  currently are not passed through to our merchants
-------------------------------------------------------------------------------

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.

We must  continue to update and develop  technological
capabilities and new  products  in order to  compete
-------------------------------------------------------------------------------

     Because the transaction processing industry and the software application products and value-added services of the type that we offer have been characterized by rapidly changing technology and the development of new products and services, we believe that our future success will depend, in part, on our ability to continue to improve our products and services and to offer our merchant customers new products and services. We cannot give any assurances that we will continue to develop successful new products and services or that our newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace.

Future Sales of Our Common Stock Could Cause the
Price of Our Shares to Fluctuate and Even Decline
-------------------------------------------------------------------------------

     There may be significant volatility in the market for the common stock, based on a variety of factors, including the following: future announcements concerning us or our competitors; changes in quarterly operating results; the gain or loss of significant contracts; the entry of new competitors into our markets; changes in management; announcements of technological innovations or new products by us or our competitors; and other events and circumstances some of which are beyond our control.

We could be subject to liability due to security risks both to users of our merchant services and to the uninterrupted operation of our systems.
-------------------------------------------------------------------------------

     Security and privacy concerns of users of online commerce services such as our merchant services may inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions.

     We rely on secure socket layer technology, public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. Because some of our activities involve the storage and transmission of confidential personal or proprietary information, such as credit card numbers, security breaches and fraud schemes could damage our reputation and expose us to a risk of loss or and possible liability. In addition, our payment transaction services may be susceptible to credit card and other payment fraud schemes perpetrated by hackers or other criminals. If such fraud schemes become widespread or otherwise cause merchants to lose confidence in our services in particular, or in Internet payments systems generally, our business could suffer.

     Additionally, our wireless networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our operations. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement and improve our security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our services, any of which could harm our business.

We rely on the Internet infrastructure, and its continued commercial viability, over which we have no control and the failure of which could substantially undermine our business strategy.
-------------------------------------------------------------------------------

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth.

     In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures; in recent months, in fact, advertisers have begun to attribute less value to advertising on the Internet. Furthermore, any loss in the commercial viability of the Internet would have a significant negative impact on our merchant services. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce our business could suffer.

     Our systems and operations at are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events.
------------------------------------------------------------------------------

     Our systems could fail or become unavailable, which would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which may in the future contain bugs that could interrupt service. For these reasons we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

     If the volume of traffic on our Web sites or our customers' Web sites increases substantially, we must respond in a timely fashion by expanding and upgrading our technology, transaction-processing systems and network infrastructure. If we do not expand in a timely fashion we could experience periodic capacity constraints which may cause temporary unanticipated system disruptions, slower response times and lower levels of customer service. Our business could be harmed if we are unable to accurately project the rate or timing of increases, if any, in the use of our products and application services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner.

     We depend upon third party suppliers, such as Sprint, and distributors, such as Concord EFS, who could terminate their relationship with us, who could compete against us, or increase the prices for their goods and services.

     Although we have contractual relationships with our suppliers, there are risks of breach, that we may not comply with minimum supply or performance standards and risk termination or price increase. We cannot assure you that our suppliers will not: compete directly against us; enter into exclusive arrangements with our competitors; or stop selling their products or components to us at commercially reasonable prices, or at all.



There are potential conflicts of interest as our company lacked sufficient disinterested directors to ratify certain past transactions.
-------------------------------------------------------------------------------

     Our board of directors unanimously ratified all past transactions. In some cases, fewer than two members of our three member board of directors were not interested in the transaction.

                                 Use of Proceeds

     In the event all of our outstanding class A redeemable warrants are timely exercised, we will receive aggregate proceeds of $1,177,815. In the event that all of the class B redeemable warrants are timely exercised, we will receive aggregate proceeds of $2,500,000. We will employ all of such proceeds for working capital purposes. We intend to use some or all of our proceeds to pay our promissory notes payable to Kevin and Nancy Weller pursuant to our acquisition of NMSI.


                                 Capitalization

     The following table sets forth our capitalization as of December 31, 2001 and our unaudited capitalization as of September 30, 2002. You should read this table together with "Management's Discussion and Analysis of Financial Conditions and Result of Operations" and consolidated financial statements and notes thereto appearing elsewhere in this prospectus.



                                                                                      December 31, 2001          September 30, 2002

Long term debt                                                                                   $-0-               $156,000
Stockholders' equity

Preferred stock, $.001 par value, 5,000,000 shares authorized, -0- shares outstanding at December 31, 2001
and 5,000 shares outstanding at September 30, 2002,                                                                       5

Common stock, $.001 par value; 20,000,000 shares authorized; 3,386,890 shares outstanding at December 31, 2001;
11,986,890 shares outstanding at June 30, 2002                                                 10,987                $11,987

Additional paid-in capital                                                                  1,045,349              1,140,347
Accumulated deficit                                                                          (820,793)          (  1,163,042)
                                                                                        --------------         --------------
Total Stockholders' equity                                                                    235,543          (      10,703)
                                                                                        --------------        ---------------
Total Capitalization                                                                         $235,543               $145,297



The information provided above:

    o excludes 785,210 outstanding class A redeemable warrants, 785,210 shares of common stock issuable upon the exercise of those warrants, 1,000,000 outstanding class B redeemable warrants and 1,000,000 shares of common stock issuable upon exercise of those warrants.

                           Forward Looking Statements

     Some of the  information  in this  prospectus  may contain  forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "continue", or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "Forward-Looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, including certain risks and uncertainties, could cause the actual results of the company to differ materially from those contained in any forward-looking statement.

                             Business of the Company

Company Background and History

     We are a Delaware corporation that was incorporated in June 1997. During 1998, we researched and developed an online system to easily access and deliver requested information from industry members of the healthcare, pharmaceutical and biotechnology industries to subscribers to our site. This research focused on refining the process in which we receive the relevant information from the individual, quickly relate this information to the customer, and then relay back to the customer the relevant information he or she requested. We launched the initial beta-version of our website at http:/www.healthpipeline.com in August 1999.

     During our development period, management devoted the majority of its efforts to initiating the process of the web site design and development, obtaining new customers for sale of consulting services, developing sources of supply, developing and testing its marketing strategy and finding a management team to begin the process of: completing its marketing goals; furthering its research and development for its products; completing the documentation for and selling initial shares through the company's private placements; and completing the documentation for the company's initial public offering. These activities were funded by the company's management and investments from stockholders.

     During our development period, we had had not generated sufficient revenues during its limited operating history to fund our ongoing operating expenses, repay outstanding indebtedness, or fund its web site and product development activities. During this period, our company had been financed through officer's loans with a balance of $43,672 from Jack Rubinstein, which were converted to additional paid in capital as of June 30, 1999. We also financed our activities through the sale of an aggregate of 1,247,500 shares of our common stock for $311,875 in 1999 and an initial public offering of our common stock and common stock purchase warrants and sold 789,890 shares of common stock and 785,210 class A redeemable warrants for aggregate proceeds for $473,715 and received an additional capital contribution of $105,172. We also have an additional 785,210 class A redeemable warrants, which are exercisable at $1.50 each, that could potentially raise an additional $1,177,815, if all are exercised. Further, the company has 1,000,000 class B redeemable warrants, which are exercisable at $2.50 each, that could potentially raise an additional $2,500,000, if all are exercised.

     We engaged Rainbow Media in 1999 to act as our promotional agent. Rainbow Media commenced a market study upon retention. We asked them to update this study in 2000. Rainbow Media reported consolidations and weakness in the Medical Internet sector. They presented a negative view of the potential for success in this market. However, they reported that the provisions of data to the public vis-a-vis the Internet has good business potential.

     On November 1, 2000, we loaned $200,000 to Accu-Search Inc., a New Jersey corporation. In consideration of the issuance of the loan, Accu-Search, Inc. granted us a perpetual, non-transferable and non-sublicensable royalty free license to utilize an automated software process which will enable us to improve the functionality of our website. Specifically, we anticipate that we will be able to employ the licensed software process in the internal workings of our website to enable us to receive documents in any readable form from our contributors and convert them into an Adobe readable format. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001.

     On March 14, 2002, Accu-Search renegotiated their note with us. As of December 31, 2002, the balance of principal and interest due aggregated $230,000. We agreed to settle this balance due as follows. We converted the $228,000 into preferred stock of Accu-Search. They remitted an upfront payment of $23,447 in cash. In addition, Accu-Search will pay our company 3% interest quarterly equally $6,840, per quarter and will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Final contracts are being finalized and it is expected that this transaction should be signed and monies delivered on or about April 30th. We believe this access could prove helpful to the business of our subsidiary, SecurePay.

     Our relationship with Accu-Search and our report from Rainbow Media helped result in our concentrating more on the data-base delivery aspect of our business.

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares.

     Our goal has been to become a pipeline of data to the public. After much research and negotiation, we acquired all of the stock of SecurePay, on March 19, 2002. SecurePay is an integrated provider of transaction processing services, gateway services, related software application products and value added services primarily to small-to-medium sized merchants operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet. SecurePay developed and began marketing technologies and services that provide secure, convenient means of making and accepting payments over the Internet, wireless devices and Web (TCP/IP) connected PC and cash registers. SecurePay provides transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diner's Club and JCB, and also provides access to debit card processing and check verification services. It provides merchants with a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments and assisting merchants in resolving billing disputes with their customers. In addition, SecurePay has developed several value-added software applications that can be delivered to its customers and updated via its proprietary host network (the "SecurePay Host"). The capabilities of the SecurePay Host result in rapid response time and its substantial bandwidth facilitates the delivery of sophisticated value added services. SecurePay's ability to effectively employ technology, together with the capabilities of the SecurePay Host, enable it to respond quickly and effectively to the changing and diverse needs of its merchant customers.

     As a result of this transaction, SecurePay became our wholly owned subsidiary. The acquisition of SecurePay was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of SecurePay in exchange for the issuance of seven million six hundred thousand (7,600,000) newly issued shares of our common stock. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     With the acquisition of SecurePay, Mr. Rubinstein remained as our chairman of the board. MacAllister Smith joined our board and became our president and chief executive officer. Mr. Smith has held ownership positions in two transaction processing companies that have successfully merged with public companies, Pinnacle Financial Technologies, Access Services, Inc. Previously, he was regional vice president for NOVA Information Systems, Inc. (NYSE: NIS). Mr. Anthony Reynolds became our chief technology officer.

     On August 26, 2002, we acquired all the capital stock of Northern Merchant Services. Northern Merchant Services, Inc. ("NMSI") is an independent sales organization which markets and services electronic credit card authorization and payment systems to merchants located throughout the United States. NMSI's operating and growth strategies focus on expanding NMSI's customer base of small and medium-sized merchants through bank referrals, direct sales, independent sales agents, trade and other association affiliations, merchant portfolio purchases and superior customer service. NMSI has experienced rapid growth in its total merchant portfolio base which has fostered significant growth in NMSI's revenues and earnings. This increase in revenues has resulted primarily from new merchant contracts generated through NMSI's marketing and sales efforts and revenue enhancements with existing merchants.

     As a result of this transaction, NMSI became our wholly owned subsidiary. The acquisition of NMSI was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of NMSI in exchange for (i) five thousand shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. In addition, the former shareholders of NMSI have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to the former shareholders of NMSI an aggregate of one million (1,000,000) common shares, up to an aggregate of 3,000,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement governing the transaction.

     We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we shall offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we fail to do this, the merchant portfolio shall revert back to the Wellers. The Wellers have the option of refusing this offer of repurchase or accepting it in whole or in part. If the Wellers refuse our offer, we are under no further obligation to repurchase the Preferred Shares. The Wellers have the option to exercise their Preferred Shares at any time in whole or in part. The amount recouped by the Wellers upon the conversion and sale of the Preferred Shares or conversion of the Preferred Shares into shares of common stock shall reduced our repurchase commitment on a pro-rata basis. In addition, a part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000. During the 36-month Period , we agreed not to transfer or suffer any encumbrances on the merchant portfolios sold to us by NMSI, except to facilitate NMSI shareholder loans or payment of the $2,500,000 repurchase price (as discussed below).

     Kevin Weller, president of NMSI has been appointed to our board of directors and president of the NMSI subsidiary. Nancy Weller, vice president of NMSI has been appointed vice president of the NMSI subsidiary. Kevin and Nancy Weller are married.

                                  Our Business


Industry Overview

     Card-based payment processing for merchants has emerged as one of the fastest growing segments of the transaction processing industry. The proliferation in the uses and types of credit cards, rapid technological advances in transaction processing and financial incentives offered by credit card issuers have contributed greatly to wider merchant acceptance and increased consumer use of such cards. For example, industry sources indicate that the use of credit cards, and thus the business of credit card transaction processing, is an ever-growing trend within the world of consumer and business-to-business non-cash payments. Industry research shows that this market will surpass the $2 trillion transaction mark in 2005. Credit cards have grown at a compounded annual growth rate of approximately 15.6%, with 2000 eclipsing 20% worldwide growth.

     Electronic credit card transaction processing services encompass a variety of functions including data capture, communication and authorization and settlement. A typical transaction begins when a customer presents a credit card to a merchant for payment. The card is swiped through an electronic terminal, which has been placed with the merchant by a bank or a non-bank service provider. The cardholder' purchase is electronically authorized by the issuing bank. Simultaneously, pertinent data relating to the transaction is recorded electronically by the terminal and transferred to a processor where the data is stored for use in settlement and client reporting. Both the authorization and data capture functions of the terminal involve transmissions of data via an electronic network. The processor transmits the total merchant charge to the card issuing institution through the Visa and MasterCard credit card associations and arranges for funds to be transferred to the merchant's bank. The merchant's account is credited with the full retail purchase amount, generally within 48 to 72 hours, and the card issuer then enters the transaction on the cardholder's monthly statement.

The Business of our Subsidiary SecurePay
----------------------------------------------------

Business Summary

     SecurePay is a custom credit card transaction processor serving as a gateway intermediary between the customer and the financial networks for the acceptance of credit card payments by merchants. Every credit card transaction worldwide is processed by a third-party working in conjunction with the financial networks. SecurePay processes all major card types including Visa, MasterCard, Amex, Discover and JCB. Presently, SecurePay's proprietary solutions include: wireless applications operating on cell phone networks, PDA devices to support mobile merchant card acceptance applications, proprietary shopping cart solutions, virtual credit card terminals and multiple custom interfaces to support Value Added Resellers. . History of Development and Intellectual Property The SecurePay host software has been in development since 1999 and was beta tested and refined in 2001. There are currently approximately 2000 merchants operating on the system.

         Merchant Services Provided By SecurePay
         ---------------------------------------------------

Authorization Services

     SecurePay provides electronic transaction authorization services for all major credit and charge cards originating from wireless devices and the Internet. Authorization generally involves approving a cardholder's purchase at the point-of-sale after verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. The electronic authorization process for a credit card transaction begins when the merchant "swipes" the card through its POS terminal or via the Internet and enters the dollar amount of the purchase. After capturing the data, the POS terminal transmits the authorization request via the SecurePay Host to the Company's switching center, where the data is routed to the appropriate credit card association for authorization. The transaction is approved or declined by the credit card association, and the response is transmitted back to SecurePay's switching center, where it is routed to the appropriate merchant.

         Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is stored by the SecurePay Host. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. The file is maintained by SecurePay in its database to allow it to run its proprietary fraud detection software program against each of the day's transactions processed via the SecurePay Host and to provide customized reporting applications. This information also allows SecurePay to provide merchants with information services such as specialized management reports, accounting export files and to assist in its other customer service operations. Merchants can access this archived information through the SecurePay Host which allows the merchant direct access to its database through a PC or wireless device.

         Software Application Products And Value-Added Services

     In addition to card transaction processing, SecurePay offers related software application products and value-added services to its merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. Offering a broad range of products and services historically unavailable to small-to-medium sized merchants is an integral part of SecurePay's strategy of focusing on these merchants and differentiating itself among the banks and Independent Sales Organization's ("ISO") serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

SecurePay currently offers a variety of products and services, each with a differing application, including the following:
-------------------------------------------------------------------------------

         Virtual Terminal

     SecurePay's virtual terminal is the core SecurePay Host product which allows payment processing via any Internet connected device. Its virtual term allows a card reader attached to a PC to read the entire magnetic stripe across the Internet, thereby qualifying a merchant for the lowest possible fees for card acceptance. The virtual terminal can process sales, voids, forces and returns. The address verification system (AVS) confirms shipping and cardholder address information to protect merchants from fraud. It will process recurring transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL.

         Shopping Cart Technology

     The shopping cart (Easy Shop) is one of the most powerful, yet user-friendly carts on the market that is fully integrated to a proprietary gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with any Web site. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons, and allowance of order viewing summaries by date or order detail via quick link technologies.


         Gateway

     SecurePay's gateway solutions allow VAR's and programmers access to the card authorization systems by integrating their product to SecurePay for card processing. The company supports five different program interfaces, allowing flexibility to programmers who wish to create their own custom applications.

         Palm and Windows CE Based Devices


     SecurePay has developed a proprietary payment application utilizing Palm OS and Windows CE to allow the acceptance of card payment over wireless Internet connected PDA and cell phone devices. In addition to the many third-party applications available, the SecurePDA and Cell phone based applications provide functionality and value added features that previously were the domain of only the largest companies. The SecurePDA and cell phone applications features include: store and forward, signature capture, error correction, full reporting and customizable data fields and a price point less than any other traditional wireless card processing devices on the market. . The wireless solution enables it to process transactions utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions.

         Procurement and Purchasing Cards

     Corporate procurement and purchasing cards are growing in popularity and flexibility of use, and SecurePay is exploring opportunities intended to take advantage of this emergence. Procurement and purchasing cards, although very similar in most respects to bank and charge cards, are tailored to a specific business and functionality. Purchasing cards may be used, for example, to replace the traditional use of paper-based purchase orders, confirmations and invoices with electronically authorized, processed and recorded transactions. Another illustrative use of a purchasing card is an insurance company that issues purchasing cards to its policyholders for the purchase by such policyholders of medical supplies, prescriptions and services from certain health care providers, all of whom have agreed, in advance, to accept the insurance company's purchasing cards. Purchasing cards can be used effectively in these and other capacities to reduce the costs, human error and security issues associated with paper-based transactions, while concurrently offering the benefits of increased flexibility and functionality, including specialized review, reporting and accounting functions.

 The Business of Our Subsidiary NMSI
---------------------------------------------

         Business Summary

     NMSI targets small and medium-sized merchants as its primary customer base. These merchants generally have a lower volume of credit card transactions, are difficult to identify and have traditionally been underserved by credit card processors. Management of NMSI estimates that there are approximately 3.2 million merchant locations in the United States currently accepting Visa and MasterCard credit cards in the small merchant market segment and that approximately 2.0million of such small merchant locations utilize electronic processing for credit card transactions. Management believes the small and medium-sized merchant market offers NMSI significant growth opportunities for the "first time" installation and subsequent servicing of credit card authorization and payment systems.

     NMSI utilizes exclusive contractual relationships with banks/direct salespersons, trade associations, distributors and wholesalers to reach merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMSI and participate in originating new customers for NMSI. Through the use of its field sales force, management believes NMSI's cost structures will continue to be competitive with the cost structures of its competitors.

     Management believes increased competition in the industry and other factors have pressured certain competitors to dispose of all or a portion of their merchant portfolios. As a result, management believes many opportunities for portfolio purchases exist as the industry continues to consolidate. NMSI believes it has the management experience necessary to successfully integrate purchased merchant portfolios on a cost-effective basis, thereby achieving better economies of scale.

     NMSI provides comprehensive customer service and support to its merchants requiring consultative problem solving and account management. Management believes that providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. Through internally generated sales of merchant accounts, purchases of merchant account portfolios, retention of merchants and the increasing use and acceptance of credit cards, management believes NMSI has developed a stable and growing recurring base of revenues.

         Market Outlook

     Historically, the larger acquiring banks have marketed credit card processing services to national and regional merchants, not emphasizing small to medium-sized merchants, as small merchants are often difficult to identify and expensive to service. This created an opportunity for non-banks, including independent service organizations such as NMSI, that recognized the business potential of providing electronic processing to these small merchants. Management estimates that there are approximately 3.2 million small merchant locations nationwide accepting Visa and MasterCard credit cards. The transaction processing industry has undergone rapid consolidation over the last several years with the three largest acquirers controlling over 50% of the market share. Merchant requirements for improved customer service and the demands for additional customer applications have made it difficult for some community and regional banks and independent service organizations to remain competitive. Many of these providers are unwilling or unable to invest the capital required to meet those evolving demands, and are leaving the transaction processing business or otherwise seeking partners to provide transaction processing for their customers. Despite this ongoing consolidation, the industry remains fragmented with respect to the number of entities providing merchant services. Management believes that these factors will result in continuing industry consolidation over the next several years.

         Operating Strategy

     Focus on Small to Medium-Sized Merchants. NMSI has focused its marketing efforts on small to medium-sized merchants, which have traditionally been underserved by processing banks. Management believes it understands the unique characteristics of this market segment and has tailored its marketing and servicing efforts accordingly. NMSI is able to provide electronic processing systems at rates that generally are lower than those available from small local processors as a result of its transaction volume.

     Create Bank/Direct Sales Relationships. NMSI utilizes exclusive contractual relationships with banks/direct salespersons to reach small merchants that would otherwise be difficult to identify and locate using customary marketing practices. Pursuant to these relationships, banks/direct salespersons endorse the processing systems marketed and serviced by NMSI and participate in originating new customers for NMSI. Minimize Marketing Expense. Using the leads generated by its banks/direct sales relationships provides NMSI with a cost-effective means of contacting small merchants that traditionally have been difficult to reach.

     Deliver Customer Service Support. Management believes providing cost-effective, reliable and responsive service is the most effective long-term strategy to retain its merchant base. The size of NMSI's merchant base enables it to support a customer service program designed to provide consultative problem solving and account management. NMSI is continuing to upgrade its customer service information systems by installing new hardware and creating proprietary software applications to further enhance the customer service it provides and to accommodate future growth.

     Increase Operating Efficiencies. Currently, NMSI outsources its processing and network services from third-parties which have excess capacity and the expertise to handle NMSI's needs.

     Management believes because its merchant base generates significant transaction volume in the aggregate, NMSI has been able to negotiate competitive pricing from its processing and network providers at favorable rates. NMSI has achieved significant reductions in certain operating expenses through operational efficiencies, economies of scale and improved labor productivity. The Company intends to outsource processing and network services as long as it is economically more attractive than to develop and support these services within NMSI, allowing management to focus on its core business of sales, marketing and customer service.

     Maintain a Stable and Growing Recurring Revenue Base. Through merchant retention and increased credit card use, NMSI has developed a stable and recurring base of revenues. In addition to its high customer service level, NMSI's endorsements from banks/direct salespersons provide an additional link to its merchants that tend to reduce attrition. Furthermore, management believes that the size of the merchants it services make the merchants less likely to change providers because of the up-front costs associated with a transfer.

         Growth Strategy

     NMSI's growth strategy is to pursue internal growth through its internal and independent marketing venues and to acquire complementary merchant portfolios. Through the use of its bank/direct sales relationships, NMSI obtains new merchant accounts by offering merchants technologically advanced products and services with better levels of service than those obtainable from other sources. In addition to increasing its penetration of the small merchant segment, management intends to continue NMSI's growth through purchases of merchant portfolios from banks and other independent service organizations, assuming adequate financing and acceptable transaction terms are achieved.

         Marketing

     NMSI's marketing strategy is to solicit prospective merchants primarily through NMSI's banks/direct sales marketing programs. Under these arrangements, NMSI obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

         Portfolio Acquisitions

     NMSI expects to acquire selected merchant portfolios that complement NMSI's existing customer base of small to medium-sized merchants. NMSI will perform an extensive review of the cash flow characteristics of each portfolio, the types of business conducted therein, the credit status of the merchants in the portfolio, NMSI's ability to control attrition of the portfolio and the opportunities the portfolio provides for revenue enhancement and cost reduction. The Company will determine a valuation of each portfolio acquisition opportunity based on a combination of these factors.

     Management believes the consolidation activity in the transaction processing industry offers NMSI many opportunities for portfolio purchases. NMSI's past management experience, coupled with operating efficiencies, should enhance NMSI's ability to successfully integrate purchased merchant portfolios on a cost-effective basis.

     Smaller independent service organizations are NMSI's primary source of portfolio acquisitions. Typically these service organizations have built portfolios to the limits of their servicing capabilities, are facing increasing competitive pressures from larger, lower cost providers and/or are seeking additional liquidity. Another source of portfolio acquisitions are commercial banks which, in an effort to lower their internal overhead, often sell or outsource their credit card servicing operations, creating the opportunity for buyers to acquire the existing merchant portfolio. Often, the small-merchant portion of these portfolios is viewed as being unattractive by acquiring banks or third-party processors and can be acquired at favorable terms. Management believes the portfolio acquisition market will continue to be an attractive source of new customers in the future.

         Processing Relationships

     NMSI markets and services electronic credit card authorization and payment systems pursuant to contractual relationships with processing banks that are members of Visa and MasterCard. Under such contractual relationships, NMSI's processing banks process merchant credit card transactions pursuant to contracts, the terms of which have been negotiated by NMSI and approved by the processing bank. NMSI's processing banks withhold from the merchants a discount rate and various fees for the processing of each credit card transaction. From NMSI's discount rate revenues, amounts are paid to the issuing bank, the network service provider, Visa or MasterCard and to the processing bank.

     Generally NMSI's agreements with processing banks contain aspects of both marketing and service. The marketing portions of the agreements permit NMSI to originate new merchants which then enter into contractual agreements with the processing banks for processing of credit card transactions. The service portion of the agreements permits NMSI to provide appropriate service (including terminal programming and shipping, employee training, equipment supply and repair and operational support) to the merchants solicited to process on the processing banks' systems. Although the marketing portion of the agreements is limited as to time, the service portion of these agreements is not. Accordingly, NMSI has a right to continue to receive revenues from these processors, so long as NMSI remains in compliance with the service agreement.

         Agreements With Processing Banks

     To date, NMSI relied on three banks to process the credit card transactions of NMSI's clients. At this time, NMSI's agreement with its principal processing bank, Nova Information Systems, Inc., a subsidiary of US Bankcorp (NIS), applies to approximately 90% of NMSI's aggregate merchant base. NMSI has agreements with its processing banks to provide for NMSI to continue to receive revenues as long as the merchants subject to the agreement process credit card transactions with the banks, NMSI provides the appropriate service to the merchants and NMSI otherwise remains in compliance with the terms of the agreement. Under the NIS agreement, NMSI bears no liability for any unfulfilled chargebacks. The agreement with the second processing bank also provides for no liability, while the third has limited liability. Each of NMSI's processing agreements may be terminated by either party in the event of default of obligations, insolvency or receivership, or failure to make payments when due or to abide by the rules and regulations of Visa and MasterCard. NMSI solicits, on a non-exclusive basis, merchants to process transactions with the processing banks.

         Network Services

     Networks provide an electronic connection or pathway between the merchant and NMSI's processing bank and are paid a fixed amount per transaction. All appropriate parties receive pertinent information from merchants via the networks. NMSI's relationships with its processing banks enable it to negotiate directly with network service providers to obtain volume discounts for network services.

         Discount Rate And Fees

     The primary source of revenue for NMSI is the discount rate paid by the merchant for each credit card transaction processed for that merchant. In addition to revenues derived from the discount rate, NMSI receives periodic fees from most of its merchants for providing various services which are reflected in the table below as "Average Fees per Transaction." The discount rate and fees are negotiated by NMSI, within the terms of NMSI's processing agreements, with each of the merchants to which NMSI provides services. NMSI contracts with third parties to provide a portion of the services to the merchant, including communication networks, transaction processing and monthly preparation of detailed merchant statements. Additionally, NMSI complies with the pricing structures established by Visa and MasterCard associations for the interchange fee paid to the retail consumers' card-issuing banks and the associations' fees. The primary costs incurred by NMSI in delivering its services to the merchants are: (i) an interchange fee paid to the card-issuing bank which is set by the Visa and MasterCard associations and which is calculated as a percentage of the transaction amount and/or an associated transaction fee, (ii) a fee calculated as a percentage of the transaction amount that is paid to the Visa or MasterCard association which is established by the member banks of the Visa and MasterCard associations, (iii) a fixed, per-transaction fee paid to the network service provider which is negotiated between NMSI and the network service provider and
(iv) a fixed, per-transaction fee paid to the processing bank which is negotiated between NMSI and the processing bank. Management believes, based on information received from NMSI's merchant customers, that the range of discount rates offered by other service providers is approximately 1.4% to 4.0%. The discount rates offered by NMSI are within this range.

     With Standard pricing models illustrated below when a merchant has a $100.00 sale the breakdown will be as follows with a discount rate of 1.79% and a per item of $.25

Sale                                      $100.00
Cost to merchant    $100.00 x 1.79% =       $1.79
Transaction fee                            $  .25
Total cost                                  $1.94
Northern Merchant Costs
Discount cost                                1.59%
Per item Cost                               $ .19
Northern Merchant Profit
Discount spread                               .20%
Per item spread                             $ .06
Total Profit                                $ .26

     Costs vary depending on volume as well as industry type. In this example this was a retail transaction based on competitive buy rates. Examples of different industry types are mail order/telephone order, lodging, as well as supermarket.

     In most cases, in accordance with NMSI's contracts with its processing banks, the funds collection and disbursement function for each of the items listed above is performed on behalf of NMSI by the processing bank. At month end, the processing bank collects the total discount rate and various fees from the merchants via electronic withdrawal and disburses to each of the service providers its fees, except for the interchange fee paid to the card-issuing bank for which the disbursements are made daily. Shortly after month end, the processing bank disburses to NMSI the remainder of the funds collected from the merchant. Several factors can alter the profitability to NMSI for merchant transactions. Primarily, these include (i) improper use of the card reading terminal by the merchant resulting in higher interchange fees paid to the card-issuing bank, (ii) lower than anticipated average dollar sales of credit card transactions thereby reducing NMSI's gross transaction margin because many of the transaction costs are fixed, (iii) the inability to collect the discount rate because of insufficient funds in the merchant's bank account.

         Merchant Clients

     NMSI serves a diverse portfolio of small to medium-sized merchant clients, primarily in general retail industries. Currently, no one customer accounts for more than 7.0% of NMSI's charge volume. This client diversification has contributed to NMSI's growth despite the varying economic conditions of the regions in which its merchants are located.

     Merchant attrition is an expected aspect of the credit card processing business. Historically, NMSI's attrition has related to merchants going out of business, merchants returning to local processing banks or merchants transferring to competitors for rates NMSI was unwilling to match.

     Merchant fraud is another expected aspect of the credit card processing business. Generally, NMSI is not responsible for fraudulent credit card transactions of its merchants. Examples of merchant fraud include inputting false sales transactions or false credits. NMSI and its processing banks monitor merchant charge volume, average charge and number of transactions, as well as check for unusual patterns in the charges, returns and chargebacks processed. As part of its fraud avoidance policies, NMSI generally will not process for certain types of businesses which provide future services wherein incidents of fraud have been common. Generally, NMSI is not responsible for cardholder fraud. NMSI evaluates its risks and estimates the potential loss for chargebacks and merchant fraud based on historical experience and maintains a reserve account for potential losses.

         Merchant Services

     Management believes providing cost-effective, reliable and responsible service is the most effective method of retaining merchant clients. NMSI maintains personnel and systems necessary for providing such services directly to merchants and has developed a comprehensive program involving consultative problem solving and account management. NMSI maintains a 24-hour a day help desk to respond to inquiries from merchants regarding terminal, communication and training issues. Service personnel provide terminal application consultation by telephone and regularly reprogram terminals via telephone lines to accommodate particular merchant needs regarding program enhancements, terminal malfunctions and Visa and MasterCard regulations. In addition, merchants may obtain direct, personal assistance in reconciling network and communications problems, including problems with network outages and local phone company services. NMSI has an ongoing program to further enhance the customer service it provides and to accommodate future growth of NMSI's merchant base. In connection with upgrading NMSI's customer service information system, the Company will continue to purchase new hardware and software. NMSI may sell or lease a credit card terminal to its merchant customers. NMSI's terminals are "down-loadable," meaning additional services, such as authorization or payment services for additional credit cards, can be installed in the terminal electronically from NMSI's offices without the necessity of replacement equipment or an on-site installation visit. Additionally, peripheral equipment such as pin pads and printers can easily be forwarded to the merchants upon request. NMSI also loans, tests and ships point-of-sale terminals directly to merchant locations, and provides complete repair-or-replacement services for malfunctioning terminals. Generally, NMSI can arrange for delivery of replacement terminals by overnight courier.

Distribution methods of the products or services
-----------------------------------------------------------

         Distribution methods of our subsidiary SecurePay

         Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, SecurePay markets its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets;
(ii)  partnering  with  ISO's  that  market  and sell  SecurePay's  services  to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and ISO partnering channels. In addition, SecurePay engages in marketing efforts that include marketing agreements with various trade and other associations and marketing through VAR's that integrate its transaction processing services with specialized business management software. While no assurances can be given, SecurePay's ability to market its services through ISO's and to increase its ISO partnering presence will be expanded greatly as a result of Concord EFS (NASDAQ:CEFT) marketing agreements which we believe will add over one-thousand sales agents representing SecurePay wireless devices.

         Bank Alliances

     SecurePay's marketing efforts are directed at forming bank alliances. Through these relationships, it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets. SecurePay's bank alliances consist of three types of relationships: (i) relationships created as a result of SecurePay's acquisition of a bank's merchant portfolio, pursuant to which it provides transaction processing services on a co-branded basis with such bank ("Acquisition Alliances"); (ii) agent bank relationships where the bank purchases its services and markets and resells those services directly to merchants ("Agent Bank Alliances"); and (iii) bank referral relationships where the bank refers to SecurePay merchants who desire or otherwise inquire about transaction processing services ("Bank Referral Alliances"). These include for example, the Bridgeview Bank and Trust agreement, with its one-hundred active outside sales agents, as well as multiple branch offices that offer SecurePay products.

         Acquisition Alliances

     An integral part of SecurePay's overall strategy is to offers banks the opportunity to transfer management and operational responsibility for their merchant gateway portfolios to the it, while continuing to offer transaction processing services on a co-branded basis in cooperation with SecurePay. SecurePay can often effect an invisible transition of services from the merchants' perspective. To further ease the transition process and to assist its Acquisition Alliance partners, SecurePay has created an intensive training program whereby its personnel train and educate its Acquisition Alliance partners in all aspects of SecurePay's transaction processing services, software application products and value-added services.

     SecurePay compensates its Bank Alliance Partners through varying means. Acquisition alliance partners typically are compensated by remitting to them a residual for each transaction processed by SecurePay for merchants attributable to the alliance. SecurePay compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated by it, rather, they derive revenue by reselling SecurePay's services to merchants at a price determined by the Agent Bank.

         ISO Partnering

     Generally, ISO partnering involves engaging an ISO to market and sell SecurePay's products and services on a non-exclusive basis. An ISO that desires to refer a merchant customer to SecurePay will procure the merchant and submit it to SecurePay on the merchant's behalf. Thereafter, the ISO will sell or lease hardware and software to the merchant. SecurePay compensates ISO's by paying them a residual for each transaction processed by it for merchants referred to SecurePay by them, or they derive revenue by reselling its services to merchants at a price determined by the ISO. The ISO's determination of whether to refer a particular merchant to SecurePay depends on a variety of factors, including the terms of the residual offered by SecurePay and the industry in which the merchant conducts its business. SecurePay currently has over sixty ISO reseller agreements in place.

         Direct Sales

     SecurePay continues to expand its direct sales activities. SecurePay intends to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, ISO's and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and ISO partnering efforts.


         Other Marketing Efforts

     In addition to bank alliances, ISO partnering and direct sales and telemarketing, SecurePay engages in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

         Association Marketing

     Through its association marketing program, SecurePay negotiates and enters into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services provided by SecurePay, creating additional opportunities for SecurePay to reach small-to-medium sized merchants.

                  Marketing Through VAR's and Strategic Partners

     SecurePay's marketing efforts are diversified further through the integration of its transaction processing services with the specialized business management software of a growing number of VAR's. VAR's perform a marketing function for SecurePay since their software often is offered on a fully-integrated basis with SecurePay's transaction processing services, creating additional opportunities for the Company to reach small-to-medium sized merchants. SecurePay has fifteen shopping cart VAR's, and numerous ISP's (Internet Service Providers). SecurePay is a Strategic Partner of Palm, Inc. providing it with highly specialized integrated payment solutions.

     SecurePay periodically reviews its marketing efforts and distribution channels to minimize channel conflict. Although channel conflict among bank alliances, ISO partnering and direct sales marketing may occur, to date SecurePay has not experienced any significant conflict while pursuing its overall sales strategy.

                  Customer Service And Support

     SecurePay is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allow it to provide a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     SecurePay plans to maintain a 24-hour-a-day, seven-day-a-week help line at its operations center in Dallas, Texas. SecurePay will measures the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. SecurePay will develop comprehensive programs and procedures for training its customer service representatives to assist its merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

         Distribution Methods of our Subsidiary NMSI

         Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, our company has determined to combined the strengths of its two subsidiaries and market its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing it to capitalize on the presence of those banks in particular geographic markets; (ii) partnering with ISO's that market and sell our services to merchants and (iii) direct sales, to allow cost-effective access to small-to-medium sized merchants dispersed throughout the United States and otherwise to supplement the bank alliance and ISO partnering channels.

         Bank Alliances

     NMSI's has an established marketing strategy to solicit prospective merchants primarily through NMSI's banks/direct sales marketing programs. Under these arrangements, NMSI obtains the exclusive endorsement of the bank and receives initial and ongoing marketing assistance from the bank to its customers.

         Acquisition Alliances

     An integral part of our overall strategy is to offers banks the opportunity to transfer management and operational responsibility for their merchant portfolios, while continuing to offer transaction processing services on a co-branded basis in cooperation with NMSI. We can often effect an invisible transition  of services  from the  merchants'  perspective.  To further ease the transition process and to assist its Acquisition Alliance partners, NMSI has created an intensive training program whereby its personnel train and educate its Acquisition Alliance partners in all aspects of NMSI's transaction processing services, software application products and value-added services.


     NMSI compensates its Bank Alliance Partners through varying means. Acquisition alliance partners typically are compensated by remitting to them a residual for each transaction processed by NMSI for merchants attributable to the alliance. NMSI compensates its Bank Referral Alliance partners typically by paying them a one-time referral fee. Agent Bank Alliance partners are not directly compensated by it, rather, they derive revenue by reselling NMSI services to merchants at a price determined by the Agent Bank.

         Direct Sales

     We will continue to expand NMSI's direct sales activities. We intend to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, ISO's and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and ISO partnering efforts.

         Other Marketing Efforts

     In addition to bank alliances and direct sales and telemarketing, we engage in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

         Association Marketing

     Through association marketing programs, we negotiate and enter into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the our transaction processing services, creating additional opportunities to reach small-to-medium sized merchants.

         Customer Service And Support

     NMSI is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allows a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     NMSI maintains a call center. We will measure the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. We will develop comprehensive programs and procedures for training its customer service representatives to assist our merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

Competitive  business  conditions  and the small  business
issuer's competitive position in the industry and methods of competition
-------------------------------------------------------------------------------

         Competitive Position of Our Subsidiary SecurePay:

     The market for providing gateway, credit, charge and debit card transaction services to the small-to-medium sized merchant segment served by SecurePay is highly competitive. SecurePay competes in this market segment on the basis of price, the availability of related products and services, the quality of customer service and support, and transaction processing speed, quality and reliability. SecurePay's principal competitors in this market segment include other smaller vertically integrated processors or gateway company ISO's such as Authorize Net and Cybercash.

     As a result of its experience in payment processing, SecurePay has been able to develop operating efficiencies which SecurePay believes allow it to competitively bid for new business. In addition, SecurePay has continually made technological improvements and is thus able to respond to the unique needs of merchants in various industries. Management believes that the quality, speed and reliability of the SecurePay Host and the breadth, flexibility and user-friendliness of its software application products and services constitute a competitive advantage.

     The SecurePay cell phone application provides distinct competitive advantages. It is considerably less expensive than traditional wireless terminals, which can have a price point up to 70% higher. It is multi-functional, featuring a PDA, digital phone and wireless modem all within a single unit. Competing wireless terminals, by contrast, are single function only. In addition, the SecurePay application offers superior coverage area. While traditional wireless terminals feature only one mode of network coverage which prohibits connection in many areas, SecurePay features up to three modes of cellular network coverage.

         Competitive Position of Our Subsidiary NMSI:

     The market for placing and maintaining electronic credit card authorization and payment systems with retail merchants is highly competitive. NMSI competes in this market on the basis of technological capability, quality of customer service, price, support and availability of additional features.

     Industry participants have elected to sell, merge or form strategic alliances in recent years which has prompted many small independent service organizations and other providers to examine these such options.

     NMSI's principal competitors are local banks. NMSI also competes with larger, vertically-integrated transaction processors as well as numerous competitors that provide certain merchant services while using third-parties for network and other services. In addition, NMSI competes with large regional and national banks that have internal sales forces and/or have developed relationships with independent service organizations that are competitors of NMSI. Management believes that by utilizing NMSI's bank/direct sales relationships, NMSI has a distinct competitive advantage in maintaining primary relationships with the underserved, small to medium merchant segment of the market.

     Larger, more fully integrated companies may penetrate NMSI's segment of the market. Moreover, many of NMSI's competitors have access to significant capital, management, marketing and technological resources are greater than those of NMSI, and there can be no assurance NMSI will continue to be able to compete successfully with banks, other transaction processors and merchant service providers.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;

     Pipeline

     We have no patents, trademarks, franchises, concessions, royalty agreements or labor contracts. In November, 2000, we loaned $200,000 to Accu-Search, Inc. as evidenced by a Note Receivable which is due on May 31, 2001 with interest at 12% per annum. In consideration for the Note, Accu-Search, Inc. granted our company a perpetual license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. On March 14, 2002, Accu-Search renegotiated their note with us. As of December 31, 2002, the balance of principal and interest due aggregated $230,000. We agreed to settle this balance due as follows. We converted the $228,000 into preferred stock of Accu-Search. They will remitted an upfront payment of $23,447 in cash. In addition, Accu-Search pay our company 3% interest quarterly equally $6,840, per quarter and will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. We believe this access could prove helpful to the business of our subsidiary, SecurePay.

     Our Subsidiary SecurePay

     SecurePay is continuously developing software for use in four principal areas: (i) applications for Internet based and wireless transactions; (ii) transaction switching;(iii) the SecurePay Host; and (iv) customer service and fraud. SecurePay regards its proprietary software as protected by trade secret and copyright laws of general applicability. SecurePay attempts to safeguard its software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of SecurePay's software or to otherwise obtain or use other information SecurePay regards as proprietary. While SecurePay's competitive position may be affected by its ability to protect its software and other proprietary information, management believes that the protection afforded by trade secret and copyright laws is less significant to SecurePay's success than other factors such as the knowledge, ability and experience of SecurePay's personnel and the continued pursuit and implementation of its operating strategies.

     SecurePay   currently  licenses  certain  software  from  third-parties  to supplement its internal software and technology development and to shorten time-to-market software application product deliveries.

     Our Subsidiary NMSI

     Our subsidiary NMSI has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion relates to the results of our operations to date, and our financial condition:

     This prospectus contains forward looking statements relating to our company's future economic performance, plans and objectives of management for future operations, projections of revenue mix and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects, intends, believes, anticipates, may, could, should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.


Development stage activities
-----------------------------------

     We have been a development stage enterprise from our inception June 23, 1997 through March 19, 2002 when we company acquired SecurePay, Inc., an integrated provider of transaction processing services, gateway services, related software application products and value added services to wireless and Internet merchants. SecurePay supplies transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express,
Discover, Diners Club, and JCB. SecurePay also offers access to check verification services. SecurePay provides merchants with a broad range of transaction processing services, including transaction authorization, data transmission and billing dispute resolution. SecurePay is an industry leader in the development of software applications that can be delivered through its proprietary host network. SecurePay utilizes multiple channels to market its products and services. The company holds various strategic alliances with PDA device manufacturers and software developers, as well as with industry leaders in Internet banking and processing.

     The acquisition of SecurePay was accomplished by a stock for stock exchange in which we acquired all of the issued and outstanding common stock of SecurePay in exchange for the issuance of seven million six hundred thousand (7,600,000) newly issued shares of its common stock. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. An additional 7,600,000 shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by the company's most recent Form 10Q or Form 10K, then the company shall issue an additional 3,800,000 shares of its common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then the company shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     On August 26, 2002, we consummated an acquisition of Northern Merchant Services, Inc. ("NMSI"), a New York corporation. We issued five thousand shares of Series A Preferred Convertible Stock. Each share of stock is convertible into 1,000 shares of our common stock at the conversion price of $0.50 per common share and one million of our common shares in exchange for all of the capital stock of NMS. The transaction has been accounted using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of our common stock issued. The purchase price was allocated to the NMSI's assets acquired and liabilities assumed by our company based on their relative fair market values at the acquisition date for as the issuance of shares of common stock.

     We agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), we shall offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event we fail to do this, the merchant portfolio shall revert back to the Wellers. The Wellers have the option of refusing this offer of repurchase or accepting it in whole or in part. If the Wellers refuse our offer, we are under no further obligation to repurchase the Preferred Shares. The Wellers have the option to exercise their Preferred Shares at any time in whole or in part. The amount recouped by the Wellers upon the conversion and sale of the Preferred Shares or conversion of the Preferred Shares into shares of common stock shall reduced our repurchase commitment on a pro-rata basis. In addition, a part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000. During the 36-month Period , we agreed not to transfer or suffer any encumbrances on the merchant portfolios sold to us by NMSI, except to facilitate NMSI shareholder loans or payment of the $2,500,000 repurchase price.


     Our subsidiary Northern Merchant Services, Inc. ("NMSI") is the successor entity to Northern Merchant Services, a New York sole proprietorship company, which started business in 1997. This transfer was accounted for at historical cost in a manner similar to a pooling of interests with the recording of net assets acquired at their historical book value.

     NMSI is engaged in the business of promoting the sale of and marketing of credit card indebtedness service, leasing services, Internet services, scan, debit, of certain providers of such services.


Results of Operations for the nine months ended September 30, 2002 as compared to the nine months ended September 30, 2001.

     For the nine months ended September 30, 2002, we generated net revenues of $1,675,874 as compared to revenues of $477,916 for the nine months ended September 30, 2001. Our cost of goods aggregated $242,238 as compared to $60,909 for the nine months ended September 30, 2001 and yielded a gross profit of $1,433,636 as compared to $417,007 for the nine months ended September 30, 2001.

     Our general and administrative costs aggregated approximately $1,491,173 for the nine months ended September 30, 2002 as compared to $525,008 for the nine months ended September 30, 2001 consisting of the following categories as a percentage of revenues for the nine months ended September 30, 2002: Rent 27,235 12.1% Professional Fees relating to the acquisition representing 34,286 8.26% Payroll and Taxes 92,592 43.7% Telephone 36,312 11.6% Postal 9,405 3.2% Office 14,582 5.3%.

     Our company increased its cash position to $97,107 at September 30, 2002 from a balance of $94,295 as of December 31, 2001. Our company continued to be funded in part from an increase in accounts payable and accrued expenses by $383,681 and increasing its loan from American Express by $49,749. Our company expended cash to increase accounts receivable by $221,720 at September 30, 2002. Management believes that it will be able to fund the company through its present cash position and the continuation of revenue producing activities by its subsidiary SecurePay. We may need to seek further capital through exercise of its warrants or by other capital raising needs in order to continue to grow the company.

Financial Condition

     During the quarter ended September 30, 2002, our operating activities used approximately $267,767 in cash. This result is due to our net loss being offset to some extent by the net effect of several items that did not affect our operating cash, including approximately $26,365 in depreciation expenses and changes in items that did affect our cash, including a $74,242 increase in accounts receivable, due primarily to the inclusion of accounts receivable, and increase from our NMSI, a newly acquired subsidiary as of August 26, 2002, a decrease on Notes receivable resulting of the receipt of $23,447 in cash and the receipt of $228,000 in Accu-Search, Inc. preferred stock, increase in inventory cash improved customer collections during the period, and a $199,707 decrease in accounts payable, due to reduced operating activity.

     Our investing activities used approximately $4,261 in cash during the quarter ended September 30, 2002.

     Our working capital was negative at $404,237 as of September 30, 2002.

     On November 1, 2000, we loaned $200,000 to Accu-Search Inc., a New Jersey corporation. In consideration of the issuance of the loan, Accu-Search, Inc.granted us a perpetual, non-transferable and non-sublicensable royalty free license to utilize an automated software process which will enable us to improve the functionality of our website. Specifically, we anticipate that we will be able to employ the licensed software process in the internal workings of our website to enable us to receive documents in any readable form from our contributors and convert them into an Adobe readable format. The loan was evidenced by Accu-Search, Inc.'s promissory note that accrues interest at the rate of 12% annually. We believe that this will enhance accessibility to our website due to the extensive employment by Internet users of Adobe software in order to view documents retrieved from Internet websites. While no assurance can be given, we anticipate that we will maintain an ongoing working relationship with Accu-Search, Inc. The principal amount of the promissory note together with accrued interest was due and payable on December 31, 2001.

     We agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447.

         For the years ending December 31, 2000 and 2001 and for the eight months ended August 31, 2002, the net income reported by Northern Merchant Services was passed through to Kevin Weller and Nancy Smith-Weller and was reported on their personal income tax returns.

     An audit by Internal Revenue Service on the records of Kevin Weller and Nancy Smith-Weller d/b/a Northern Merchant Services for the 2000 tax year resulted in an additional income tax liability of $62,970 to the Internal Revenue Service and $10,033 to the State of New York.

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. Mr. Rubinstein, our chairman of the board is entitled to receive an incentive bonus and a performance bonus as determined by the board.

     Our company is obligated through it subsidiary, Securepay, to repay monies borrowed on a revolving line of credit with American Express as of December 31, 2001 and September 30, 2002 aggregating $70,315 and $59,071 respectively. The repayments are to be made monthly with interest.

     For the period July 6, 2002 to September 30, 2002, we offered and sold an aggregate of $254,429 in convertible notes payable. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. We will repay the remaining unpaid balance on this convertible note on the Maturity Date. We may prepay all or a portion of this convertible note without a prepayment penalty.

     The Note Holder will have the right, at its option, at any time during the term of this Convertible Note, to convert the principal amount of this Convertible Note, or any portion of such principal amount, into that number of fully paid and non assessable shares of common stock. The number of shares of our common stock to be issued upon each conversion of this convertible note shall be determined by dividing the conversion amount by $0.35.

     Management believes that it will be able to fund the company through its present cash position and the continuation of revenue producing activities by its subsidiary SecurePay. It may need to seek further capital through exercise of its warrants or by other capital raising needs in order to continue to grow the company.

          Price Range Of Common Stock and Class A Redeemable Warrants

     Our common stock and class A redeemable warrants commenced trading on the OTC Bulletin Board on October 19, 2000 under the trading symbol "PPDA" and "PPDAW," respectively. Our class B redeemable warrants trade under the symbol "PPDAZ". The following table sets forth the highest and lowest prices quoted for our common stock, class A redeemable warrants and class B redeemable warrants during the three quarters between January 1, 2002 and September 30, 2002, and the closing quote for those securities on November 22, 2002. The quotations reflect inter-dealer prices, with no retail mark-up, mark-down or commissions, and may not represent actual transactions. The information presented has been derived from the OTC Bulletin Board.

Quarter ended 3/31/02

        Security                          High                         Low
        --------                          ----                         ---
        common stock                      $.63                         $.33
        class A redeemable warrant        $.40                         $.15
        class B redeemable warrant        $.20                         $.11

Quarter ended 6/30/02

        Security                          High                         Low
        --------                          ----                         ---
        common stock                      $.60                        $.18
        class A redeemable warrant        $.30                        $.07
        class B redeemable warrant        $.18                        $.05

Quarter ended 9/30/02

        Security                          High                        Low
        --------                          ----                        ---
        common stock                      $.39                       $.18
        class A redeemable warrant        $.07                       $.07
        class B redeemable warrant        $.04                       $.03

     As of November 21, 2002, our stock our stock closed at $.29, our class A warrants closed at $.03 and our class B warrants closed at $.02.

                             Dividend Policy

     We have not paid any cash dividends to date, and we do not expect to pay dividends in the foreseeable future. We intend, in the short term at least, to use all available funds to develop our business.

                              Plan Of Distribution

     There are 785,210 shares of our common stock, par value $.001 per share, issuable upon exercise of our outstanding class A redeemable warrants by the holders of such instruments. There are 1,000,000 shares of our common stock issuable upon exercise of our outstanding class B redeemable warrants by the holders of such instruments. There are 1,867,450 shares of common stock to be offered and sold by our selling stockholders pursuant to a separate prospectus. 1,647,950 of those 1,867,450 shares are held by three affiliates - officers, directors and controlling stockholders of this company.

     o Jack Rubinstein, R. Scott Barter and Unifund Financial Group, Inc., whom we consider to be affiliates of our company, will be entitled to offer and sell up to an aggregate of 1,198,689 of their shares at the then prevailing market price for our shares;

     o The non-affiliates who hold the 219,500 share balance of those 1,867,450 shares also will be entitled to offer and sell their shares at the then prevailing market price; and

     o Our three affiliates will be entitled to offer and sell up to 449,261 of their shares at a sale price of $3.00 per share.

     The holders of the 1,867,450 shares of our common stock who have been identified as selling stockholders in this prospectus were subject to a one year lockup agreement on the sale of their shares of common stock that expired on April 25, 2001.

        The sale of:

     o up to 1,198,689 shares of common stock by our three affiliates,

     o 219,500 0 shares of common stock by our selling stockholders who are not affiliates,

     o our class A and class B redeemable warrants by the holders of those securities, and by any of the pledgees, assignees and successors-in-interest of such holders, and

     o the common stock issuable upon exercise of those warrants by the holders of those securities and by any of the pledgees, assignees and successors-in-interest of such holders, may be effected, from time to time, on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The holders of those securities may use any one or more of the following methods when selling them:

     o  ordinary   brokerage   transactions   and   transactions  in  which  the
broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o privately negotiated transactions;

     o short sales

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o a combination of any such methods of sale; and

     o any other method permitted pursuant to applicable law.

     The holders of our common stock, subject, where applicable, to the terms and conditions of any lockup agreement, may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. They may also engage in short sales against the box, puts and calls and other transactions in securities of our company or derivatives of our securities and may sell or deliver shares in connection with these trades. The holders of the shares of common stock being offered pursuant to this prospectus also may pledge their securities to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The holders of our common stock who have been identified in this prospectus as selling stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     Broker-dealers engaged by the holders of our common stock and our class A and class B redeemable warrants may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from those security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

         The holders of our common stock and our class A and class B redeemable warrants and any broker-dealers or agents that are involved in selling those holders' securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all fees and expenses incident to the registration of the securities offered pursuant to this prospectus, except any fees and disbursements of counsel to the holders of such securities and any brokerage commissions and other selling expenses incurred by those holders in connection with the sale of their securities.

     At any time a particular offer of the securities is made, a revised prospectus or prospectus supplement, if required, will be distributed which will contain the amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the holders, selling securities and any discounts, commissions or concessions allowed or reallowed or paid to dealers. A prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the U.S. Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the securities.

     The holders of our common stock and our class A and class B redeemable warrants and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, Regulation M, which may limit the timing of purchases and sales of any of the common stock by you and any other such person. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to the particular common stock being distributed for certain periods prior to the commencement of or during such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market- making activities with respect to the common stock.

         We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock and our class A and class B redeemable warrants other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.
 We do not intend to solicit or otherwise induce any selling security holders to exercise their class A or class B redeemable warrants.

     Provided that any pledge or assignment by any holder of our common stock and our class A and class B redeemable warrants does not involve any increase in the number of shares or dollar amount registered, or include shares from a transaction other than the one to which this filing relates, and absent circumstances indicating that the change is material, we expect to reflect any such change in the filing of a Rule 424(b) prospectus supplement describing the change. In such prospectus supplement, we would be required to set forth the disclosure information regarding such successors in interest as required by the rules and regulations of the U.S. Securities and Exchange Commission.

The Penny Stock Rules Could Make Selling Our Securities More Difficult.

     The Securities Enforcement and Penny Stock Reform Act of 1990 applies to stock characterized as "penny stocks," and requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The exceptions include exchange-listed equity securities and any equity security issued by an issuer that has:

     o Net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for at least three years;

     o Net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years; or

    o Average annual revenue of at least $6,000,000, for the last three years.

     Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

     Our common stock is presently trading at less than $5.00 per share. Until such time as the market price of our common stock increases to, and stays above $5.00, or we are able to meet the above tests and, trading in our common stock will be covered by Rules 15g-1 through 15g-6 and 15g-9 promulgated under the Securities Exchange Act. Under those rules, broker-dealers who recommend such securities to persons other than their established customers and institutional accredited investors must make a special written suitability determination for the purchaser and must have received the purchaser's written agreement to a transaction prior to sale. These regulations would likely limit the ability of broker-dealers to trade in our common stock and thus would make it more difficult for purchasers of common stock to sell their securities in the secondary market. The market liquidity for the common stock could be severely affected.


                                Legal Proceedings

     Pipeline and Our Subsidiary NMSI:

     The are no material legal proceedings pending or, to our knowledge, threatened against us.

     Our Subsidiary SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against SecurePay. The outstanding lawsuit is an industry wide suit against numerous defendants based on intellectual property infringement. Securepay views this suit to be without merit.

         Directors, Executive Officers, Promoters And Control Persons

Resignations:

     Mr. R. Scott Barter resigned from our board of directors on March 2, 2000. He is still deemed to be our affiliate as he owns or controls more than 10% of our voting stock. Mr. Douglas Harrison-Mills resigned from our board of directors on July 31, 2000. Mr. Richard Cohen, former president and treasurer, held office since January 2, 2001 and resigned his position as of October 18, 2001.

Our Current Officers and Directors

     Our chairman, Jack Rubinstein has held office since inception. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein remained as Chairman of the Board of Pipeline Data. MacAllister Smith is our president, chief executive officer and director. Phillip Chait is our Secretary. Pursuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Pursuant to our agreement with NMSI, Kevin Weller became our director as well as the President and Director of our subsidiary, NMSI. Nancy Weller is Vice President and a Director of NMSI. Donald W. Gruneisen is the Chief Financial Officer of Pipeline and our two subsidiaries, SecurePay and NMSI. Anthony Reynolds will become our chief technology officer.

     Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company.



     Listed below are our officers and directors and their previous experience. The directors have been elected by the present stockholders and shall serve for terms of one year, or until their successors are elected and have qualified. officers are appointed by, and serve at the pleasure of, the board of directors.

Officers And Directors


Jack Rubinstein, 54, Chairman of the Board

     Mr. Rubinstein, age 54, is, since commencement of its operations in 1991, the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Market Advisors Network, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.


MacAllister Smith, 40, Pipeline and SecurePay, President,
Chief Executive Officer and Director

     Mr. Smith has over ten years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems, (employed from 1996 to 1998), (NYSE:NIS), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc., (employed from 1994-1998),a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.


Donald W. Gruneisen, 47,  Pipeline, SecurePay and NMSI, Chief Financial Officer

     Mr. Gruneisen has over 20 years of experience in the volatile, high-growth telecommunications industry, with expertise in the areas of finance, management accounting and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a certified public accountant with twelve years experience as a corporate officer (including serving in positions of chief executive officer/general manager). He has been the treasurer and director of finance of NMSI since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with the company in 1977 as an accountant and accounting manager and ultimately became chief executive officer, general manager and treasurer from 1990 to 1998. His duties included the management of interests in industry wireless and network services and joint ventures, including the sale of some interests.

Phillip Chait, 39, Pipeline Data, Inc, and SecurePay,  Secretary

     Mr. Chait has over ten years experience in the merchant processing industry and has held an ownership position in two companies that have been sold to national corporations. He was most recently the Assistant Clerk for Nova Information Systems (NYSE: NIS). He was Vice President and COO of Pinnacle Financial Technologies, Inc., a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Chait also served as CFO and Senior Partner of Access Services, Inc. His team formed, designed and built a nationwide network processing switch for MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ: DCTI) in 1999.

Kevin J. Weller, 36, Northern Merchant Services, President and Director, Pipeline, Director

     Mr. Weller has 8 years experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. as a sales representative. He left Netcom in 1997. In August 1997, Mr. Weller co-founded Northern Merchant Services. Since 1997 he has consistently placed Northern Merchant Services at the top of Nova Information Systems MSP Program in new account acquisition. Northern Merchant Service has amassed over 6,000 customers prior its acquisition by Pipeline. Northern Merchant Services was also selected as 2002 business of the year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton.

Nancy Smith-Weller, 40, Northern Merchant Services, Vice President and Secretary

     Ms. Smith-Weller has over 5 years experience in the merchant processing industry. She comes from a strong marketing background, with over 15 years of experience in that field. In August 1997 she co- founded Northern Merchant Services, where her responsibilities have ranged from internal operations and accounting to marketing. She is active in her local community and sits on the local county economic development committee. She is active in the upstate New York drive to bring business to the north country. Northern Merchant Services was awarded Business of the Year 2002 for St. Lawrence County, New York. From 1997 to present, NMSI has continually ranked in the top 5 for new account acquisitions for Nova Information Systems MSP program.

Anthony Reynolds, 43, Pipeline, Chief Technology Officer

     Mr. Reynolds has over five years of experience in the payment processing and gateway industry. He has extensive experience working with Internet related companies and has hosted and produced a nationally syndicated radio show on various Internet concepts. He was responsible for overall operational control of ten Toy's "R" Us retail outlets with sales in excess of $80 million annually, (employed from 1982 - 1985) and worked to develop and integrate their initial e-commerce campaign. Additional duties have included serving as Chief Technical Officer for Ipubco, (employed from 1995-2000) an Internet based publishing company. Mr. Reynolds holds certificates from Richmond College in telecommunications, computer programming, land technologies, data communications and satellite communications.

Executive Compensation
--------------------------------------------------------------------------------

     Pursuant to the acquisition agreement between our company and NMSI, we have entered into employment agreements with Kevin Weller and Nancy Weller. Pursuant to Mr. Weller's agreement, Mr. Weller shall be:

          -    paid a salary of $200,000 per annum,

          -    appointed a director of our company,

          -    appointed president of NMSI, a subsidiary of our company,

          - afforded the opportunity to borrow an amount when added to the amount borrowable by Nancy Weller shall equal up to an aggregate of $200,000.

          Pursuant to the employment agreement with Nancy Weller, Mrs. Weller shall be:

          -    paid a salary of $150,000 per annum,

          -    appointed vice-president of NMSI a subsidiary of our company,

          - afforded the opportunity to borrow an amount when added to the amount borrowable by Kevin Weller shall equal up to an aggregate of $200,000.

     The following table sets forth information concerning compensation for services rendered to our company by its Chairman, President and by its executive officers who earned $100,000 or more for the year ended December 31, 2001. Compensation was received by and for services rendered to our company.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation

                                                          Restricted    Securities
Name and                                 Other Annual       Stock       Underlying   LTIP       All
Principal            Salary    Bonus     Compensation     Award(s)      Options      Payout     Other
Position             ($)        ($)      ($)              ($)           /SARs (#)    ($)        Compensation
----------           ----       ------   ---------------  ----------   ----------    -------    ------------------
September 30,
2002
Jack
Rubinstein(1)         -0-         -0-           -0-        100,000       -0-          -0-             -0-
Board
Chairman

MacAllister         50,000        -0-           -0-        100,000     350,000        -0-             -0-
Smith(2)

Phillip             50,000        -0-           -0-        100,000       -0-          -0-             -0-
Chait(3)

Kevin
Weller (4)          19,832        -0-           -0-          -0-         -0-          -0-             -0-

Nancy               15,024        -0-           -0-          -0-         -0-          -0-             -0-
Weller (5)

Donald               3,848        -0-           -0-          -0-         -0-          -0-             -0-
Gruneisen (6)

2001
Jack
Rubinstein(1)         -0-         -0-           -0-       160,000     350,000         -0-             -0-
Board
Chairman


     No Board of Directors' fees have been paid.

(1) On June 28, Jack Rubinstein was awarded 100,000 shares of common stock in lieu of monetary compensation. On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. The ownership of these shares is attributed to Jack Rubinstein. On February 28, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of our common stock at the above market exercise price of $2.50. These options were rescinded. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. On March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. Mr. Rubinstein, our chairman of the board is entitled to receive an incentive bonus and a performance bonus as determined by the board.

(2) Salary indicated is from March 19, 2002 to September 30, 2002. On June 28, MacAllister Smith was awarded 100,000 shares of common stock in lieu of monetary compensation. On March 15, 2002, MacAllister Smith was awarded options to purchase 350,000 shares of our common stock at the market price of $0.40 per share to replace options he received from SecurePay. Pipeline paid MacAllister Smith 749,496 shares of our common stock for his interest in SecurePay. His sister, Catherine Brannon, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. MacAllister Smith has been awarded a salary of $240,000 per annum, which is currently being deferred on partial basis. MacAllister Smith is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mr. Smith is also entitled to an automobile or an automobile allowance of $700 per month.

(3) Salary indicated is from March 19, 2002 to September 30, 2002. On June 28, Phillip Chait Smith was awarded 100,000 shares of common stock in lieu of monetary compensation. Mr. Chait's sister, Barbara Klien, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. Phillip Chait has been awarded a salary of $100,000 per annum, which is currently being deferred on partial basis. Mr. Chait is also entitled to an automobile or an automobile allowance of $600 per month.

(4) Salary indicated is from August 26, 2002 to September 30, 2002. On August 26, 2002, Mr. Weller was issued (i) two thousand five hundred shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. In addition, he has certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to Mr. Weller five hundred thousand (500,000) common shares, up to an aggregate of 1,500,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement pursuant to which we acquired NMSI. Further Mr. Weller is being afforded the opportunity to borrow an amount when added to the amount borrowable by Nancy Weller shall equal up to an aggregate of $200,000. None of the foregoing has been listed as compensation as it was in consideration of assets. Mr. Weller is paid a salary of $200,000 per annum. Mr. Weller is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mr. Weller is also entitled to an automobile or an automobile allowance of $600.00 per month minimum. Kevin and Nancy Weller are married.

(5) Salary indicated is from August 26, 2002 to September 30, 2002. On August 26, 2002, Mrs. Weller was issued (i) two thousand five hundred shares of series A preferred convertible stock (the "Preferred Shares"), each preferred share is convertible into one thousand (1,000) shares of our common stock at the conversion price of $0.50 per common share and (ii) one million of our common shares. In addition, she has certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMSI, as our wholly owned subsidiary, attains 5,000 merchant accounts, we shall issue to Mrs. Weller five hundred thousand (500,000) common shares, up to an aggregate of 1,500,000 common shares. This earn- in restriction shall expire on the fourth anniversary of the date of the acquisition agreement pursuant to which we acquired NMSI. Further Mrs. Weller is being afforded the opportunity to borrow an amount when added to the amount borrowable by Kevin Weller shall equal up to an aggregate of $200,000. None of the foregoing has been listed as compensation as it was in consideration of assets. Mrs. Weller is paid a salary of $150,000 per annum. Mrs. Weller is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the board, upon meeting or exceeding certain financial, sales or other goals set forth by the board of directors of our company. Mrs. Weller is also entitled to an automobile or an automobile allowance of $600.00 per month minimum. Kevin and Nancy Weller are married.

(6) Salary indicated is from August 26, 2002 to September 30, 2002. Donald Gruneisen is currently receiving a salary of $50,000, $10,000 of which is deferred until 2003.

Additional Employee Benefits


     Employees are provided health insurance.


Relationships Amongst Management

     Kevin and Nancy Weller are married. There are no other family relationships amongst the management of the company.


        Security Ownership Of Certain Beneficial Owners And Management

     The following tables set forth certain information regarding the beneficial ownership of shares of common stock of the company by our officers, directors and those holders of five percent (5%) or more of stock in our company after completion of the distribution of our class B redeemable warrants. Based on information furnished by these individuals and/or groups, we believe that they are the beneficial owners of the common stock listed below, and unless otherwise noted, have sole investment and voting power with respect to such shares, except in those cases where community property laws may apply.

     Prior to the distribution and according to the records provided by the company (which currently has 11,986,890 shares of common stock outstanding), the officers, directors and holders of five percent (5%) or more of our common stock, owned the following number of shares:

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of November 1, 2002, as to (a) each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock, (b) each of our directors, (c) all our directors, executive officers as a group.

     Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

     Percentage of shares beneficially owned is based on 11,986,890 shares of our common stock outstanding as of November 1, 2002.

                               Shares Beneficially     Percentage Beneficially
   Name                             Owned                    Owned
--------------------            ------------------     -----------------------

Jack Rubinstein(1)                     1,008,750                8.4%
Chairman of the Board
250 East Hartsdale Avenue
Suite 21
Hartsdale, NY 10530

MacAllister Smith(2)                     849,496                7.1%
President and CEO
And Director
1599 Washington Street
Braintree, Massachusetts 02184

Chasm Holdings(2)                      4,118,545               34.4%
1599 Washington Street
Braintree, Massachusetts 02184

Gilbert Anthony Reynolds               1,100,000                9.2%
Chief Technology Officer
13339 North Central
Expressway Suite 100
Dallas, Texas.

Paul Chiumento                         1,100,000                9.2%
58 Delwyn Barnes Drive
Whitinsville, MA 01588

Unifund Financial Group, Inc.(3)         689,800                5.8%
Attributable to R. Scott Barter
575 Madison Avenue
New York, NY 10022

Kevin Weller (4)                         500,000                4.2%
12 West Main Street
Brasher Falls, NY

Nancy Weller(4)                          500,000                4.2%
12 West Main Street
Brasher Falls, NY

R. Scott Barter  (3)                     209,400                1.7%
575 Madison Avenue
New York, NY 10022

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP
( 3 persons)                           4,717,519               39.4%

(1) On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares.


(2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein, Phillip Chait's sister. On June 28, 2002, 100,000 Shares of unregistered common stock were issued to MacAllister Smith in lieu of fees outstanding.

(3) This entity is controlled by Mr. Barter and its share ownership in it is attributed to him. Mr. Barter resigned as our director on February 28, 2001. The referenced amount does not include options to purchase shares of our common stock at the market price $0.35 per share issued after the end of the 2001 fiscal year on February 28, 2002.

(4) Kevin Weller is a director of our company. Nancy Weller is his wife and her shares may be attributed to him.

                            Description Of Securities

     The following information reflects our Certificate of Incorporation and by-laws as these documents will be in effect at the time of the distribution.

Common Stock

     We are authorized to issue up to 20,000,000 shares of common stock, par value $.001 per share, of which 11,986,890 shares are outstanding on the date hereof. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may be outstanding, if and when the board of directors declares dividends, holders of common stock are entitled to ratably receive such dividends. Upon the liquidation, dissolution, or winding up of the company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Common stock is not convertible, nor does it have any preemptive rights. The outstanding common stock is validly authorized and issued, fully paid, and nonassessable.

     We will, at all times, reserve a sufficient number of authorized but unissued shares to accommodate the exercise of warrants. There is no assurance that any such exercise will take place and therefore no assurance that we will have available to us proceeds from an exercise.

     Our common stock is admitted for quotation on the NASD's OTC Bulletin Board under the symbol "PPDA."

Warrants

     We distributed 1,000,000 class B redeemable warrants on January 10, 2001. In addition, we have previously issued 785,210 class A redeemable warrants in connection with our recently completed unit offering.

     A summary of the terms of the warrants are provided below. Each class A redeemable warrant and class B redeemable warrant is governed by a separate warrant agreement, the forms of such warrant agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. Each of the class A redeemable warrant, the class B redeemable warrant, the class A redeemable warrant agreement and class B redeemable warrant agreement can be inspected and copied by the public at the offices of the SEC in Washington, D. C., New York, New York, and Chicago, Illinois.

The Class A Redeemable Warrants

     Our class A redeemable warrants were issued in registered form pursuant to an agreement dated April 26, 2000 between the company and American Stock Transfer and Trust Company. One class A redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $1.50 per share, subject to adjustment. The class A redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class A redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

     The class A redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on April 25, 2003. A holder of the class A redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class A redeemable warrants become void and of no value.

     No holder of the class A redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class A redeemable warrants have been duly exercised and the exercise price paid in full.

     The class A redeemable warrants are subject to redemption by the company any time on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class A redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

     The class A redeemable warrants are admitted for quotation on the NASD's OTC Bulletin Board under the symbol "PPDAW."

     If required, the company will file a post-effective amendment to the registration statement with the Securities and Exchange Commission with respect to the common stock underlying the class A redeemable warrants prior to the exercise of the class A redeemable warrants and deliver a prospectus with respect to such common stock to all class A redeemable warrant holders as required by Section 10(a)(3) of the Securities Act of 1933.

The Class B Redeemable Warrants

     The class B redeemable warrants will be issued in registered form pursuant to an agreement dated April 26, 2000 between the company and American Stock Transfer and Trust Company. One class B redeemable warrant represents the right of the registered holder to purchase one share of common stock at an exercise price of $2.50 per share, subject to adjustment. The class B redeemable warrants are subject to adjustment in the exercise price and in the number of shares of common stock and/or other securities deliverable upon the exercise of the class B redeemable warrants in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers.

     The class B redeemable warrants may be exercised at any time after issuance, until they expire at the close of business on April 25, 2005. A holder of the class B redeemable warrants may exercise them at the office of American Stock Transfer and Trust Company, 40 Wall Street, NY, NY 10005, by surrendering his or her warrant, and paying the exercise price for each warrant being exercised. Upon expiration, the class B redeemable warrants become void and of no value.

     No holder of the class B redeemable warrants will be entitled to vote or to receive dividends or be deemed the holder of shares of common stock for any purpose whatsoever until the class B redeemable warrants have been duly exercised and the exercise price paid in full.

     The class B redeemable warrants are subject to redemption by the company anytime on 30 days written notice at a redemption price of $.01 per warrant, provided that the trading price of the underlying common stock is at least 150% of the then current per share exercise price for 20 or more consecutive trading days. Upon notice of redemption, holders of the class B redeemable warrants will forfeit all rights thereunder except the rights to receive the $0.01 per share redemption price and to exercise them during the relevant 30-day notice period.

     The class B redeemable warrants are admitted for quotation on the NASD's OTC Bulletin Board under the symbol "PPDAZ." If required, the company will file a post-effective amendment to the registration statement with the Securities and Exchange Commission with respect to the common stock underlying the class B redeemable warrants prior to the exercise of the class B redeemable warrants and deliver a prospectus with respect to such common stock to all class B redeemable warrant holders as required by Section 10(a)(3) of the Securities Act of 1933.

                     Interests of Named Experts and Counsel

     The company's Financial Statements as of December 31, 2001 and for the period from June 23, 1997 (Inception) to December 31, 2000 were passed upon by Drakeford & Drakeford, LLC, Certified Public Accountants. Certain legal matters in have been passed upon by The Law Offices of Sheila G. Corvino, counsel to the company.

                              Selling Stockholders


     The Company has registered an aggregate of 2,325,000 shares of common stock for sale by those stockholders named below. (457,550 sold) All of the securities were held by such stockholders subject to a one year "lockup" period during which they were be unable to offer and/or sell shares currently held by them, which expired April 25, 2001. A registration statement with respect to such shares must be in effect to sell these shares and any sale must occur at not less than $0.50 per share.

     The shareholdings of our officers and directors is also set forth under the heading "Security Ownership of Certain Beneficial Owners and Management". There are 219,500 shares held by selling stockholders who are neither officers nor directors. The names and shareholdings of all selling stockholders and their percentage ownership of the registered selling shareholder common stock of the company are as follows:


Name of Owners                                                Number or Shares

Jack Rubinstein                                                    748,750
Unifund Financial Group, Inc.(1)                                   689,800
R. Scott Barter(2)                                                 209,400
Douglas Harrison-Mills(3)                                           42,000
Sheila Corvino                                                      50,000
Brad Smith                                                          50,000
Kaplan Gottbetter & Levenson LLP                                    50,000
Harold Halcrow                                                      10,000
Harris Schiff                                                       10,000
Federico Brown                                                       5,000
Arthur Gager                                                         2,500
                         TOTALS                                  1,867,450


(1) This entity is controlled by Mr. Barter and its share ownership in us is attributable to him.

(2) Mr. Barter is no longer a director of our company. He resigned on March 2, 2001.

(3) Mr. Harrison-Mills is no longer a director of our company. He resigned on July 31, 2001.

     Jack Rubinstein is our chairman of the board. All of these individuals, except Mr. Gager, are sophisticated investors. They may be considered to be "significant employees" and a description of their activities during the prior three years is included in the section entitled "Directors, Executive Officers, Promoters and Control Persons".

            Certain Provisions Of Our Certificate of Incorporation
                          And By-Laws And Disclosure Of
     Commission Position On Indemnification For Securities Act Liabilities

     The company's Amended Certificate of Incorporation and By-laws contain provisions eliminating the personal liability of a director to the company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director:

o for any breach of such director's duty of loyalty to the company or its stockholders,

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

o under Delaware statutory provisions making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or

o for any transaction from which the director derived an improper personal benefit.

     This provision offers persons who serve on the board of directors of the company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the company. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Amended Certificate and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware General Corporation Law.

                            Description Of Property

     Our principal place of business is at 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York, in space provided to us by Mr. Jack Rubinstein, our President, pursuant to a tenancy at will, for which we pay $500 per month plus associated expenses. We believe that we could readily secure office space in the future should we need to, although we would be required to pay prevailing rental rates.

     The offices of our subsidiary, SecurePay, are located at 1599 Washington Street, Braintree, MA. The operations center for SecurePay is located at 13339
North Central Expressway Suite 100, Dallas, Texas. SecurePay's main office telephone number is (800)932-5708. Its website is located at http://www.securepay.com.

     NMSI maintains its corporate headquarters at 12 West Main Street, Brasher Falls, NY. Two additional offices are located in Tupper Lake, NY and Amherst, NH.

                 Certain Relationships And Related Transactions



     During the six months ended June 30, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     On June 28, 2002, 100,000 Shares of unregistered common stock were issued to each of MacAllister Smith, Jack Rubinstein, Phil Chait and Sheila Corvino in lieu of fees outstanding.

     The following material transactions have occurred in the past fiscal year. They are identified below:

     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They will also pay an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Final contracts are being finalized and it is expected that this transaction should be signed and monies delivered on or about April 30th.

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares.

     On March 19, 2002, the Registrant acquired all the capital stock of SecurePay, Inc., a Delaware corporation, in exchange for seven million six hundred thousand (7,600,000) newly issued shares of its common stock whereby control of the registrant has changed to the controlling stockholders of SecurePay, Inc. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in attorney escrow if and when certain milestones underlying these earn-ins are reached. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     On August 26, 2002, the Registrant acquired all the capital stock of Northern Merchant Services, Inc., a New York corporation, ("NMSI") in exchange for (i) five thousand shares of Series A Preferred Convertible Stock (the "Preferred Shares"), each Preferred Share is convertible into one thousand (1,000) shares of common stock of the Buyer (the "Common Shares") at the conversion price of $0.50 per Common Share and (ii) one million Common Shares of the Registrant. In addition, the former shareholders of NMS have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMS, as a wholly owned subsidiary of the Registrant, attains 5,000 merchant accounts, the Registrant shall issue to the former shareholders of NMS an aggregate of one million (1,000,000) Common Shares, up to an aggregate of 3,000,000 Common Shares. This earn- in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, president of NMS has been appointed to our board of directors and president of the NMS subsidiary. Nancy Weller, vice president of NMS has been appointed vice president of the NMSI subsidiary. Kevin and Nancy Weller are married.

     As of the date of this prospectus, our company issued $304,429.31 in convertible debt. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. The names and amounts of the recipients are as follows:

----------------------------------------------------------------------------------------------------------------
                                             8% Convertible Note
----------------------------------------------------------------------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

Date              Name                                       Amount
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

6.17.02           Michael Greenburg                          20,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

6.17.02           Robert Erlichman                           15,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

7.9.02            Elaine Greenburg                           5,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

7.16.02           Barbara Klein                              10,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

7.18.02           Hal Denton                                 100,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

8.28.02           Pearl Holloway                             7,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.11.02           G. Timothy Kane                            10,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.12.02           Jerry Trevor                               25,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.20.02           Chandler Smith                             4,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.29.02           Chasm Holdings                             58429.31
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

10.4.02           DSM Realty                                 15,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

10.15.02          Don Swift                                  5,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

10.17.02          Brian Kornreich                            25,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

11.25.02          Chasm Holdings                             5,000
----------------- ------------------------------------------ ---------------------------------------------------



     On October 1, 2002, our company sold 30,000 shares of our common stock to Feirstein Institutional Partners, 60,000 shares of our common stock to Feirstein Offshore Funds and 243,333 shares of our common stock to Feirstein Partners L.P. all at $0.30 per share.

     All past transactions have been unanimously ratified by our board of directors. In most but not all cases, at least two members of our board were disinterested.

     Future material transactions and loans may be entered into on terms no less favorable to the issuer than those that may be obtained from unaffiliated third parties. Further, any forgiveness of loans must be approved by a majority of the issuer's directors who do not have an interest in the transactions and who have access, at the issuer's expense, to issuer's or independent counsel.

           Market For Common Equity And Related Stockholder Matters

Shares Eligible For Future Sale

     We have 11,986,890 shares of common stock outstanding, 3,116,890 of which are freely tradable without restriction or further registration under the Securities Act, except for any shares held by an "affiliate" of the company (ie. a person controlling, controlled by or under common control with us), which may be sold only while this registration statement or another registration statement covering sales by those affiliates is effective or in accordance with the resale limitations of Rule 144 adopted under the Securities Act.


     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of

     o    one percent (1%) of the then outstanding shares of the common stock or

     o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about the company. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of the company at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

     Our common stock commenced trading on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. on October 19, 2000. There is a limited public trading market for our common stock on the OTC Bulletin Board. We cannot assure you that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. As is the case with the securities of many emerging companies, the market price of our common stock may also be highly volatile. Factors including our operating results and announcements by us or our competitors of new products or services, may significantly impact the market price of our securities. Similarly, many of the capital-raising activities we have engaged in, or may be required to enter into in the future to obtain needed funds, have resulted in, and may in the future result in, large blocks of stock being held by professional investors who may from time to time release these shares into the market place in a manner which could have a highly depressive effect on the public market and valuation of our shares at any given time and for any given period. Ultimately, we have no control over the schedule or timing of how these shares may be sold in the future, nor will we likely have advance knowledge of these releases, and therefore our stock prices may be affected significantly in the future by these activities which, in some circumstances, could have a material and adverse impact on the stock price of our shares for a long time.

                              Financial Statements


     The registrant's audited financial statements as of December 31, 2001 and for the years ended December 31, 2000 , together with the independent auditor's report of Drakeford & Drakeford, LLC,, and the unaudited interim financial statements for the nine months ended as of September 30, 2002..


                 Changes In And Disagreements With Accountants
                     On Accounting And Financial Disclosure

     Thomas Monahan, CPA was our independent certifying accountant for the fiscal years ended December 31, 2001, 2000 and 1999. On July 1, 2002, we terminated his appointment and subsequently engaged Drakeford & Drakeford, LLC, as our certifying accountant for the fiscal year ending December 31, 2002. The termination of Thomas Monahan, CPA and appointment of Drakeford & Drafeford, LLC. was approved by our board of directors.

     The reports of Thomas Monahan, CPA on our financial statements for the past two fiscal years for which Thomas Monahan, CPA provided such reports, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle except that such reports were modified with respect to our ability to continue as a going concern.

     In connection with the audits of the last two fiscal years ended December 31st and during the subsequent interim period preceding his dismissal, there were no disagreements between us and Thomas Monahan, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to his satisfaction, would have caused Thomas Monahan to make reference to the subject matter of the disagreement in connection with his reports.

                Where Can Investors Find Additional Information

     A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the Securities offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Securities and Exchange Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office located at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Securities and Exchange Commission upon the payment of certain fees prescribed by the Securities and Exchange Commission. The Securities and Exchange Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Securities and Exchange Commission.

                                Thomas P. Monahan
                           Certified Public Accountant
                              208 Lexington Avenue
                           Paterson, New Jersey 07502
                                 (973) 790-8775
                               Fax (973) 790-8845

To The Board of Directors and Shareholders of Pipeline Data, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Pipeline Data, Inc. (a development stage company) as of December 31, 2000 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 1999 and 2000 and for the period from inception, June 23, 1987 to December 31, 2000. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Data, Inc. (a development stage company) as of December 31, 2000 and the results of its operations, shareholders' equity and cash flows for the years ended December 31, 1999 and 2000 and for the period from inception, June 23, 1997 to December 31, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Pipeline Data, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the company has incurred operating losses since the date of reorganization and requires additional capital to continue operations. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Pipeline Data, Inc. (a development stage company) to continue as a going concern.



Thomas P. Monahan, CPA

March 20, 2001
Paterson, New Jersey

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                         A LIMITED LIABILITY CORPORATION
                            ACCOUNTANTS & CONSULTANTS

To The Board of Directors and Shareholders of
Securepay.com, Incorporated

     We have audited the accompanying balance sheet of Securepay.com, Incorporated as of December 31, 2001 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 2000 and 2001 and for the period from inception, June 13, 2000 to December 31, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Securepay.com, Incorporated as of December 31, 2001 and the results of its operations, shareholders' equity and cash flows for the years ended December 31, 2000 and 2001 and for the period from inception, June 13, 2000 to December 31, 2001 in conformity with generally accepted accounting principles.


Drakeford & Drakeford, LLC
July 11, 2002

                              PIPELINE DATA, INC.

                           CONSOLIDATED BALANCE SHEET


                                                                               December 31, 2001      September 30, 2002
                                   ASSETS                                                                   Unaudited

CURRENT ASSETS
    Cash and cash equivalents                                                      $     94,295            $    97,107
    Accounts receivable                                                                  51,518                273,238
     Inventory                                                                                0                 17,169
     Advances and prepaid expenses                                                            0                 12,095
     Note receivable                                                                    230,000                  _____
                                                                                        -------                  -----

           Total current assets                                                         375,813                399,609
                                                                                        -------                -------

PROPERTY AND EQUIPMENT, net                                                              35,580                145,529
                                                                                         ------                -------


Other assets
  Investments                                                                                                  228,000
  Goodwill                                                                                                     176,005
                                                                                                               -------
Total other assets                                                                                             404,005
                                                                                                               -------

                       TOTAL ASSETS                                                $    411,393             $  941,143
                                                                                   ------------             ----------




         LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
    Accounts payable and accrued expenses                                          $    105,535           $    496,940
    Taxes payable                                                                             0                123,978
    Loan payable-revolving line of credit                                                70,315                 59,071
    Notes payable                                                                             0                123,857
                                                                                              -                -------

            Total current liabilities                                                   175,850                803,846
                                                                                        -------                -------

LONG-TERM LIABILITIES
     Officer loans payable                                                                    0                100,000
     Notes payable                                                                            0                 56,000
                                                                                              -                 ------

            Total long-term liabilities                                                       0                156,000
                                                                                              -                -------

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock, authorized 5,000,000 shares $.001 par value each. At
     December 31, 2001 and September 30, 2002, there are 0
     And 5,000 shares outstanding.                                                                                   5
      Common stock authorized 20,000,000 shares, $.001
      each. At December 31, 2001 and September 30, 2002 there
      are 10,986,890 and 11,986,890 shares outstanding respectively                      10,987                 11,987

     Additional paid-in capital                                                       1,045,349              1,140,347
    Retained Earnings (deficit)                                                        (820,793)            (1,163,042)
                                                                                       ---------            -----------

         Total stockholders' equity (deficit)                                           235,543                (10,703)
                                                                                        -------                --------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $     411,393          $     941,143
                                                                                   ============           ============



The accompanying notes are an integral part of these statements.


                                                          PIPELINE DATA, INC.

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                            For the           For the           For the          For the
                                            Year ended       year ended        nine months       nine months
                                            December 31,     December 31,      September 30,    September 30,
                                              2000             2001              2001               2002
                                                                                Unaudited        Unaudited

     Revenue                                        $244,215          $621,275          $477,919         $1,675,874

     Costs of goods sold                              31,577            84,555            60,909            242,238
                                                  ----------         -----------     -----------      -------------
     Gross profit                                    212,638            536,720          417,007          1,433,636

     Operating expenses

       Selling, general and administrative           962,258            859,162          525,008          1,491,173
       Non cash consideration-consulting fees          1,000            146,125
       Depreciation and amortization                   6,660             11,288              759             26,365
                                                    ---------          ---------       ---------        ------------
     Total operating expenses                        969,918           1,016,575         525,767          1,517,538

     Net income (loss) from operations               757,280           (479,855)        (108,760)           (83,902)

     Other income and expenses

     Interest income                                   9,766             25,842            6,716             18,837
     Interest expense                                  (2706)           (19,080)         (18,203)            (4,028)
                                                    ---------           --------         ---------        ----------
Total other income and expense                         7,060              6,762          (11,487)            14,809

Net income (loss)                                  $(750,220)         $(473,093)       $(120,247)         $(69,093)

Basic and diluted earnings per common share           $(0.24)            $(0.04)          $(0.04)           $(0.01)

Weigted average shares outstanding, basic,         3,116,890         11,986,890        3,116,890        11,986,890


The accompanying notes are an integral part of these statements.



                                                          PIPELINE DATA, INC.

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                         Three months ended
                                                                          September 30, 2001         September 30, 2002
                                                                            Unaudited                    Unaudited



Revenue                                                                     $      324,079           $    290,137

Cost of goods sold                                                                  18,604                 29,893
                                                                                    ------                 ------

          Gross profit                                                             305,475                260,244
                                                                                   -------                -------

Operating Expenses
    Selling, general and administrative                                            354,708                407,252
    Depreciation                                                                       759                  2,276
                                                                                       ---                  -----

          Total operating Expenses                                                 355,467                409,628
                                                                                   -------                -------


          Net Income (loss) from operations                                        (49,992)              (149,384)

Other income and expenses
     Interest income                                                                   210                  6,000
     Interest expense                                                              (18,203)                  (733)
                                                                                   ========                  =====

           Total other income (expenses)                                           (17,993)                 5,267
                                                                                   --------                 -----

                  Income (loss)                                                $  ( 67,985)           $  (144,117)
                                                                               ------------           ------------


Basic and diluted earnings per common share                                      $  (0.02)              $  (0.01)
                                                                                 =========              =========

Weighted average shares outstanding, basic and diluted                           3,116,890             11,986,890


The accompanying notes are an integral part of this statement.



                               PIPELINE DATA, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                    UNAUDITED


                                                                                        Additional
                                                                 Common stock            Paid-in       Accumulated
                                                           Shares            Amount      Capital           Loss           Total





Balance at December 31, 2001                            10,986,890        $    10,987   $ 1,045,349         $ (820,793)  $  235,543
                                                        ==========

 On August 26, 2002, Northern Merchant Services Merger of 1,000 shares of common stock into
  1,000,000 shares in exchange of stock of SecurePay     1,000,000          1,000            95,003           (273,156)    (177,153)

Net loss for nine months ended Sept. 30, 2002                                                ______            (69,093)     (69,093)
                                                       -------------   -------------------   ------            --------     --------


Balance at September 30, 2002                             11,986,890     $     11,987  $   1,140,352      $  (1,163,042)  $ (10,703)




The accompanying notes are an integral part of this statement.


                                                          PIPELINE DATA, INC.

                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS


                                            For the           For the           For the          For the
                                            Year ended       year ended       nine months       nine months
                                            December 31,     December 31,    September 30,    September 30,
                                              2000               2001            2001             2002
                                                                              Unaudited         Unaudited
Operating Activities
  Net income (loss)                         $(750,220)        $(475,093)        $(120,247)       $(69,093)

  Adjustments for noncash and nonoperating items:

         Depreciation                           6,660            11,288               759          26,365
         Non-cash compensation
           -consulting fees                     1,000           146,125            67,500

         Changes in operating assets and liabilities
           Net of acquisitions
             Receivables                                         51,518                           (74,242)
             Note receivable                   (2,400)         (  4,153)                           10,123
              Inventory                                                                            (1,275)
              Accrued interest receivable      (6,000)          (24,000)
              Advances and prepaid expenses    (4,245)         (    125)                          (10,913)
             Accounts payable and
               accrued expenses                15,084            65,148           (97,502)       (199,707)
            Taxes payable                                                                          50,975
                                              --------          --------         ---------     ----------
         Cash provided (used)
            by operations                    (740,121)         (330,328)         (149,490)       (267,767)

         Investing Activities

            Note receivable                  (200,000)
            Capital expenditures                                                                    (4,261)
                                          ------------                                            -----------
         Total cash used by
            investing activities             (200,000)                                              (4,261)

         Financing Activities
            Officer loan payable                                116,315                            100,000
            Loans payable                     659,846                                              154,497
           Sale of common stock               473,715
                                          -----------         ----------                         ----------
         Cash provided by
             financing activities        1,133,561             116,315                             254,497

         NET INCREASE
            (DECREASE) IN CASH
         CASH BALANCE                     $193,440            (214,013)          (149,490)         (17,531)
            BEGINNING OF
             PERIOD                        114,868             308,308            301,013           97,107
                                          ---------         ----------          ------------      ---------
         CASH BALANCES
           END OF PERIOD                  $308,308             $94,295           $151,523          $79,576
                                            =====               ====               =====            ====

         NON CASH ACTIVITIES
            Interest                        $2,706            $19,080             $18,203           $4,028
            Issuance of common
             stock-consulting fees          $1,000           $146,125
           Corporate taxes                   $-0-              $-0-                $-0-              $-0-
           Acquisition                                                                             $96,003


                               PIPEINE DATA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2001


Description of Business and Basis of Presentation

     Securepay.com, (the "Securepay"), was incorporated in the State of Delaware on June 13, 2000. The Company is an integrated provider of transaction processing services, gateway services, related software application products and value added services to wireless and internet merchants. Securepay supplies transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diners Club, and JCB. The Company also offers access to check verification services. Securepay.com provides merchants with a broad range of transaction processing services, including transaction authorization, data transmission and billing dispute resolution. Securepay.com utilizes multiple channels to market it's products and services. Securepay holds various strategic alliances with PDA device manufacturers and software developers, as well as with industry leaders in internet banking and processing.

     The Company's subsidiary Northern Merchant Services, Inc. ("NMS") is the successor entity to Northern Merchant Services, a New York sole proprietorship company, which started business in 1997. This transfer was accounted for at historical cost in a manner similar to a pooling of interests with the recording of net assets acquired at their historical book value.

     NMS is engaged in the business of promoting the sale of and marketing of credit card processing service, leasing services, Internet services, scan, debit, of certain providers of such services.

     Basis of Presentation

     The consolidated financial statements of the Company presented consist of the balance sheet for the Company of as of December 31, 2001, and the balance sheet for Securepay and its subsidiaries Web Tranz, Inc. and Cardaccept.com, Inc. as of December 31, 2001 and the related consolidated statements of operations, retained earnings and cash flows for the year ended December 31, 2000 and 2001 and for Securepay and its subsidiaries, which includes Web Tranz, Inc. and Cardaccept.com, Inc. for the period from inception, (June 13, 2000), to December 31, 2000 and for the year ending December 31, 2001 for the Company.

     Cash and Cash Equivalents

     The Company treats cash equivalents, which includes temporary investments with a maturity of less than three months as cash when purchased with cash.


     Revenues and Costs

     The Company's subsidiary Securepay recognizes revenue generated in connection with transactions involving credit cards, proprietary electronic database shopping cart technologies and internet gateway solutions will be recognized as the service is provided. Revenues collected in advance will be deferred and recognize when the service is earned.

     The Company and its subsidiary NMS recognizes revenue when products are shipped or services are rendered.

     Inventory

     Inventories are mainly comprised of credit card processing equipment and are stated at the lower of cost or estimated realizable value. Cost is determined using first-in, first-out and average cost methods. Returned goods included in inventory are valued at estimated realizable value, but not in excess of cost.

     Inventory for NMS has been recorded at the lower of cost or market under the first-in-first-out method. Inventory components as of December 31, 2001 and September 30, 2002 were goods available for sale aggregating $-0- and $17,169 respectively.

Sources of Supply

     The Company maintains relationships with four companies providing credit card processing facilities and one company providing an Internet based credit card processing gateway. Although the Company believes that other suppliers ultimately could provide similar products on similar terms, a disruption in the supply from the Company's existing vendors could adversely affect the ability of the Company to meet its customers' requirements.


         Product Warranty

     All credit card processing equipment sold are covered by a one-year manufacturer's warranty covering product defects. Batteries and accessories are covered by a 90-day manufacturer's warranty. To date, the costs incurred under this program have been minimal.

     Licensed Marks

     The Company grants to resellers a limited, non-exclusive right to use it's regular trade names, trademarks, titles and logos (the "Licensed Marks") in the advertising, promotion and sales of the Services. Resellers shall not make or permit alteration or removal of tags, labels, or identifying marks placed by the Company on or within the software program of any product, if any. Resellers will not use the Company's trade names or abbreviations (with the exception of a logo or mark or graphic design provided by the Company which indicates Reseller is an authorized Reseller of the Company) in Reseller's corporate title or name or in any way that might result in confusion as to separate and distinct identities of the Company and Reseller.

      Selling and Marketing Costs

     Selling and Marketing - Certain selling and marketing costs are expensed in the period in which the cost pertains. Other selling and marketing costs are expensed as incurred. Advertising expenses for the years ended December 31, 2000 and 2001 and for the nine months ended September 30, 2001 and 2002 are $ 5,195 and $ 2,112, respectively.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of assets are as follows:

              Computer equipment and software            3 years
              Software development costs                 3 years
              Furniture and fixtures                     7 years
              Leasehold improvements                     Lesser of useful life
                                                           or lease term

     The Company assesses the recoverability of long-lived assets periodically. If there is an indication of impairment of such assets, the amount of impairment, if any, is charged to operations in the period in which impairment is determined.

     Software Development Costs:

     Software developed for internal use is capitalized or expensed in accordance with Statement of Position 98-1, "accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires companies to capitalize qualifying computer software costs incurred during the application development stage and amortize them over the software's useful life (three years). Costs incurred in the preliminary project stage and for application maintenance are expensed.

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the income statement in the period of the income tax rate change. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount expected to be realized in future years.


    Fair Value of Financial Instruments

     The values the Company presents for financial assets and liabilities as of December 31, 2001 and September 30, 2002 (including cash and cash equivalents, accounts receivable, restricted cash, accounts payable and accrued expenses) approximate the fair market value of these assets and liabilities due to their short maturity. The fair value of notes payable approximates carrying value at December 31, 2001 and September 30, 2002.

         Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant Concentration of Credit Risk

     At December 31, 2001 and September 30, 2002, the Company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

       Loss Per Common Share

     Basic and diluted earnings (loss) per share is computed by dividing net income by the weighted-average number of common shares outstanding during each period. The incremental shares from assumed exercises of stock options and warrants are not included in the calculation of diluted earnings per share since their effect would be anti-dilutive. Diluted income (loss) per common share adjusts basic income (loss) per common share for the effects of convertible securities, stock options and other potentially dilutive financial instruments, only in the periods in which such effects is dilutive.

         Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), as amended by SFAS No. 137 and SFAS No. 138, will be effective for the Company during 2001. The statement established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company adopted SFAS No. 133, as amended, beginning the first quarter of fiscal 2001. The impact of adoption of this statement on the Company's financial position and results of operations was not significant. In June 2001, SFAS No. 141, "Business Combinations" was issued which requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 was adopted by the Company in connection with the Merger (Note 2).

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill has an indefinite life and will no longer be amortized, but will be tested annually for impairment. The Company will adopt SFAS No. 142 effective with the beginning of fiscal 2002. The Company believes the impact of SFAS No. 142 on its financial statements will not be significant.

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144) was issued which superseded SFAS 121. It established new accounting standards for the impairment of long-lived assets. The Company will adopt SFAS 144 in fiscal 2002. The Company believes the impact of SFAS 144 on its financial statements will not be significant.

         Unaudited financial information

     In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of September 30, 2001 and 2002 and the results of its operations and its cash flows for the nine months ended September 30, 2001 and 2002. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.


NOTE B NOTES RECEIVABLE

     In November, 2000, the company advanced $200,000 to Accu-Search, Inc. as evidenced by a Note Receivable which is due on December 31, 2001 with interest at 12% per annum. As a further inducement for the Note, Accu-Search, Inc. gave Pipeline Data Inc. a perpetual non transferable license in an automated software process to convert multiple inputted documents into transmittable Adobe PDF formats. The software may only be use the Licensed Technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format. The company has not placed a valuation on this asset. Accu-Search renegotiated their note with the company.

     In July, 2002, the Company agreed to exchange $228,000 of debt for 37,004 shares of Series A Convertible Preferred Stock and remit payment of $23,447.

NOTE C - LONG-TERM DEBT

     Long-term debts consists of shareholder loans to the Company. As of December 31, 2001 and 2000, shareholder loans amounted to $128,236 and $125,394, respectively.


     The Company is obligated to repay the following long term debt at September
30, 2002:

                                                                                Current         Long Term
                                                                                portion          portion


         Note payable dated March 13, 2002, payable on demand to Kevin Weller and d/b/a Northern Merchants Services
         With interest of 8%                                                   $   6,000

         Note payable dated July 1, 2001 to Nicholville Telephone Company, Inc
         .aggregating $3,877
         Payable in 24 equal monthly installments of $161.77                       1,580

         Note payable to LADCO Financial Group dated January 16, 2002 aggregating $300,000 and payable In 24 equal monthly installments of
         $12,500. This note is secured by the personal guarantee of Kevin Weller
         D/b/a Northern Merchant Services and is further Collaterized by direct payment out of commission Income from Nova Information Systems, Inc.
         LADCO is a subsidiary of NOVA Corporation a key
         Provider of credit processing services to the Company                  $150,000           $50,000
                                                                                ---------         ---------
         Total amounts due                                                      $157,580           $50,000


NOTE D - LEASE OBLIGATIONS

     The Company leases many of its operating and office facilities for three year terms. The lease is a self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Due to the staff of the affiliated companies, the leases were executed and expensed by these companies until further notice.

     Rent expense for December 31, 2000 and 2001 and for the nine months ended September 30, 2001 and 2002 amounted to $20,730, $17,620, $ 708 and $2,585 respectively.

  NOTE E - PROPERTY PLANT AND EQUIPMENT

         Property Plant and Equipment consists of the following at December 31, 2001 and September 30, 2002:

                                                                           December 31,        September 30,
                                                                              2001                  2002
                                                                        ----------------        ------------


                  Furniture, fixtures and equipment                         $143,873              $181,589
                  Less accumulated depreciation                               42,179                36,060
                                                                          -----------            ----------
                  Property Plant and Equipment - net                        $101,694             $ 145,529
                                                                               =====               ======

  NOTE F - INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of September 30, 2002, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At September 30, 2002, the Company has net operating loss carry forwards for income tax purposes of $1,163,042. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2010.

             The components of the net deferred tax asset as of are as follows:

          Deferred tax asset:
         Net operating loss carry forward                         $  395,434
         Valuation allowance                                      $ (395,434)
         Net deferred tax asset                                   $     -0-


     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to September 30, 2002. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.


NOTE G - STOCK OPTION ISSUANCES

     In February 2001, the company instituted the 2001-02 Non Statutory Stock Incentive Plan in order to award stock options, restricted stock and stock bonuses to selected individuals who make contributions to the success of our company.

     During the nine months ended September 30, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     As of September 30, 2002, no options have been exercised and the Company has reserved an aggregate of 585,000 shares of common stock pending the exercise of the options.

         Stock option activity is summarized as follows:

      Options outstanding at beginning of year                  -0-
      Granted                                                1,535,000
      Exercised                                                 -0-
                                                              --------
      Options outstanding at end of the period               1,535,000

     The Company applies APB No. 25 in accounting for its employee stock option plans and, accordingly, recognizes employee compensation expense for the difference between the fair value of the underlying common shares and the exercise price of the option at the date of grant. The effect of applying SFAS No. 123 on pro forma net loss as stated above is not necessarily representative of the effects on reported net loss for future years due to, among other things
(1) the vesting period of the stock options and (2) the fair value of additional stock options in future years (3) the exercise price was equal to or higher than the market price as of the date of the grant.

NOTE H - ACQUISITIONS

     The company issued 7,600,000 shares of common stock in exchange for all of the capital stock of SecurePay. The shareholders of SecurePay acquired majority control of the company. For accounting purposes, the merger has been treated as a recapitalization of the company with SecurePay as the acquirer (a reverse acquisition).

     In addition, the former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of the company's common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by the company's most recent Form 10Q or Form 10K, then the company shall issue an additional 3,800,000 shares of its common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the company's most recent Form 10Q or Form 10K then the company shall issue an additional 3,800,000 of its shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     On August 26, 2002, the Company consummated a merger with Northern Merchant Services, Inc. ("NMS"), a New York corporation. The Company issued five thousand shares of Series A Preferred Convertible Stock. Each share of stock is convertible into one thousand (1,000) shares of common stock of the Company at the conversion price of $0.50 per common share and one million common shares of the Company in exchange for all of the capital stock of NMS.

     The Company agreed that during the 36-month period from the date (the "36-month Period") of the NMSI Acquisition Agreement (August 26, 2005), it shall offer to repurchase the Preferred Shares from the Kevin and Nancy Weller for $2,500,000. In the event the Company fails to do this, the merchant portfolio shall revert back to the Wellers. The Wellers have the option of refusing this offer of repurchase or accepting it in whole or in part. If the Wellers refuse our offer, we are under no further obligation to repurchase the Preferred Shares. The Wellers have the option to exercise their Preferred Shares at any time in whole or in part. The amount recouped by the Wellers upon the conversion and sale of the Preferred Shares or conversion of the Preferred Shares into shares of common stock shall reduced our repurchase commitment on a pro-rata basis. In addition, a part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000. During the 36-month Period , the Company agreed not to transfer or suffer any encumbrances on the merchant portfolios sold to us by NMSI, except to facilitate NMSI shareholder loans or payment of the $2,500,000 repurchase price.

     In addition, Kevin Weller and Nancy Smith-Weller have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the Company, as a wholly owned subsidiary of the Company, attains 5,000 merchant accounts, the Company is required to issue to the shareholders of NMS an aggregate of one million (1,000,000) common shares of the Company, up to an aggregate of 3,000,000 common shares. This earn-in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, President of the Company will be appointed to Pipeline's board of directors and remains President of NMS. Nancy Smith-Weller, vice president of the NMS will be appointed Vice President of the Company. Kevin Weller and Nancy Smith-Weller are married. As a result of this transaction, together the two former shareholders of NMS may be deemed to have a controlling interest in the Company.

     The transaction has been accounted using the purchase method of accounting, and the purchase price of the transaction is based on the fair market value of the Company's common stock issued. The purchase price will be allocated to the Company's assets acquired and liabilities assumed by NMS based

NOTE I - COMMITMENTS AND CONTINGENCIES

     Litigation

     The Company is subject to various claims and proceedings that occur in the ordinary course of business. Based on information currently available, the Company believes that none of these current claims or proceedings, either individually or in the aggregate, will have a material effect on the business.

NOTE J RELATED PARTY TRANSACTIONS

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares.


     Kevin J. Weller is Northern Merchant Services, President and Director, Pipeline, Director

     Nancy Smith-Weller is Northern Merchant Services, Vice President and Secretary

     Nancy Smith-Weller and Kevin J. Weller are husband and wife.

                    PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2003 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                        PIPELINE DATA INC.

               785,210 class A redeemable warrants

           785,210 shares of Common Stock issuable upon exercise of outstanding class A redeemable warrants

              1,000,000 class B Redeemable Warrants

          1,000,000 shares of common stock issuable upon exercise of the class B redeemable warrants

                       P r o s p e c t u s


                                                   ,   2002

                        PIPELINE DATA INC.

    alternate prospectus front cover page for "at the market" and fixed price secondary offering by four selling stockholders who are affiliates

GRAPHIC OMITTED

                                   PROSPECTUS

                                PROSPECTUS DATED:

                               Pipeline Data Inc.
             250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530

                        1,647,950 SHARES OF COMMON STOCK

     This prospectus relates to the public offering, which is not being underwritten, of up to an aggregate of 1,647,950 shares of our common stock by Jack Rubinstein, R. Scott Barter, and Unifund Financial Group, Inc., whom we consider to be affiliates of our company.

     1,198,689of those 1,647,950 shares may be sold from time to time in one or more transactions, in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

     The 449,261 share balance of the stock holdings of our four affiliates may be sold from time to time pursuant to this prospectus at an offering price of $3.00 per share.


    We will not receive any of the proceeds from the sale of the shares.
  ----------------------------------------------------------------------------

   The shares of our common stock offered by the selling stockholders pursuant to this prospectus involves substantial risk.
                    See "Risk Factors" beginning on page X.
---------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. Although the Selling stockholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling stockholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

       alternate prospectus front cover page for fixed price secondary offering by selling stockholders who are not affiliates

GRAPHIC OMITTED

                                   PROSPECTUS

                                PROSPECTUS DATED:

                               Pipeline Data Inc.
             250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530

                         219,500 SHARES OF COMMON STOCK


     This prospectus relates to the public offering, which is not being underwritten, of up to 219,500 shares of our common stock by the selling stockholders identified in this prospectus. Each of those selling stockholders may sell his or her shares from time to time in one or more transactions, in special offerings, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares.

     -----------------------------------------------------------------------
       The shares of our common stock offered by the selling stockholders pursuant to this prospectus involves substantial risk.
                    See "Risk Factors" beginning on page X.
     -----------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will amend and complete the information in this prospectus. Although the selling stockholders are permitted by U.S. federal securities laws to offer these securities using this prospectus, the selling stockholders may not sell them or accept your offer to buy them until the documentation filed with the SEC relating to these securities has been declared effective by the SEC. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

           Alternate Table of Contents Page for Prospectus Relating to
                                Secondary Shares

                                Table of Contents
                                                                         Page

Prospectus Summary..................................................
The Company.........................................................
The Offering........................................................
Risk Factors........................................................
Use of Offering Proceeds............................................
Capitalization......................................................
Forward Looking Statements..........................................
Business of The Company.............................................
Management's Discussion And Analysis of
Financial Condition And Results of Operations.......................
Price Range of Common Stock and Class A Redeemable Warrants.........
Dividend Policy.....................................................
Plan of Distribution................................................
Legal Proceedings...................................................
Directors, Executive Officers,
Promoters And Control Persons.......................................
Security Ownership of Certain Beneficial Owners and Management......
Description of Securities...........................................
Interest of Named Experts And Counsel...............................
Principal and Selling Stockholders..................................
Certain  Provisions of Our Certificate of Incorporation  and By-Laws
 and Disclosure of Commission Position On Indemnification For
 Securities  Act Liabilities........................................
Description of Property
Certain Relationships And Related Transactions......................
Relationships Among The Selling Stockholders And Pipeline Data Inc..
Market For Common Equity and Related Stockholder Matters............
Executive Compensation..............................................
Financial Statements................................................
Changes in And Disagreements With Accountants on Accounting And
 Financial Disclosure..............................................
Where Can Investors Find Additional Information.....................
Financial Statements of the Company.................................F-1 - F-13

           Alternate Page for Prospectus Relating to Secondary Shares

     The Sale of The Shares of Our Common Stock Registered Pursuant to This Prospectus Has Been Declared Effective in The Following States:

     We have not authorized any dealer, sales person or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sale made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Pipeline Data Inc. have not changed since the date hereof.


     Alternate Page for Prospectus Relating to Secondary Shares

                           The Offering

     We will not receive any proceeds from the shares sold by the selling stockholders.

     Alternate Page for Prospectus Relating to Secondary Shares

                                                                      Shares Owned               Shares Owned
                                                                      Prior to                   After the Offering(2)
Principal And Selling Stockholders                                    Offering


     The following tables presents certain information regarding the beneficial ownership of our common stock as of September 30, 2002 by the following:

o Each person who is known by us to own beneficially more than five percent of our outstanding common stock;

o    Each  of  our  directors  and  executive  officers  named  in  the  Summary
     Compensation Table;

o    Each selling stockholder; and

o    All of our current executive officers and directors as a group.

     The percentage of outstanding selling shareholder shares is based on 11,986,890 shares of our common stock outstanding as of September 30, 2002.


                                                                      Shares

                                                                Number          Percent    Offered(1)    Number       Percent
                                                                ------          -------    --------      --------     ---------


Selling Stockholders who are
Directors, Officers
And 5% Stockholders:

Jack Rubinstein                                                 748,750         6.2%         All           All             All
Unifund Financial Group, Inc.(1)                                689,800         5.8%         All           All             All
R. Scott Barter(2)                                              209,400         1.7%         All           All             All
(All  officers  and  directors
within this  group - 2
persons)

Selling Stockholders
Sheila Corvino                                                   50,000         0.4%         All           All             All
Brad Smith                                                       50,000         0.4 %        All           All             All
Douglas Harrison Mills (3)                                       42,000         0.35%        All           All             All
Harold Halcrow                                                   10,000         0%           All           All             All
Harris Schiff                                                    10,000         0%           All           All             All
Federico Brown                                                    5,000         0%           All           All             All
Arthur Gager                                                      2,500         0%           All           All             All


(1)This entity is controlled by Mr. Barter and its share ownership in us is attributed to him.

(2)Mr. Barter is no longer a director of our company. He resigned on March 2, 2001.

(3)Mr. Harrison-Mills is no longer a director of our company. He resigned on July 31, 2001.

     (a) There is no assurance that the selling stockholders will sell any or all of these shares.

     (b) Assumes that the directors, officers and 5% stockholders and the selling stockholders acquire no additional shares of our common stock prior to the completion of this offering.

     The SEC deems a security holder the beneficial owner of a security when that person maintains voting or investment power with respect to security, subject to community property laws, where applicable. If stock options are presently exercisable or exercisable within 60 days of _____________, 2003, the SEC will deem the shares underlying those options to be outstanding and beneficially owned by their holder when computing the percentage of common stock held by that person. However, the SEC will not deem shares underlying these options to be outstanding when computing the percentage of common stock held by others.

           Alternate Page for Prospectus Relating to Secondary Shares

                  Relationships Among The Selling Stockholders
                             And Pipeline Data Inc.

     We have had material relationships with several of the selling stockholders in the past three years. See the discussion set forth in "Directors, Executive Officers, Promoters and Control Persons " for a description of business relationships with Pipeline Data Inc.

     Unless otherwise noted, all stockholders listed have sole voting and investment power with respect to their shares. There are no family relationships between our executive officers and directors.

           alternate prospectus rear cover page for secondary offering by selling stockholders who are affiliates

                               PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.



     Until ________ __, 2003 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                              PIPELINE DATA INC.

                        1,647,950 Shares Of Common Stock
                     Offered By Certain Selling Stockholders

                               P r o s p e c t u s

                                     , 2003

                               PIPELINE DATA INC.

           alternate prospectus rear cover page for secondary offering by selling stockholders who are not affiliates

                               PIPELINE DATA, INC

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ________ __, 2003 (90 days from the date of this prospectus), all brokers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of a broker to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                              PIPELINE DATA INC.

                         219,500 Shares Of Common Stock
                     Offered By Certain Selling Stockholders

                               P r o s p e c t u s

                                     , 2003


                              PIPELINE DATA INC.

                                     Part II

                     Information Not Required in Prospectus


Item 23. Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

     Thomas Monahan, CPA was our independent certifying accountant for the fiscal years ended December 31, 2001, 2000 and 1999. On July 1, 2002, we terminated his appointment and subsequently engaged DRAKEFORD & DRAKEFORD, LLC, as our certifying accountant for the fiscal year ending December 31, 2002. The termination of Thomas Monahan, CPA and appointment of Drakeford & Drafeford, LLC. was approved by our board of directors.

     The reports of Thomas Monahan, CPA on our financial statements for the past two fiscal years for which Thomas Monahan, CPA provided such reports, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle except that such reports were modified with respect to our ability to continue as a going concern.

     In connection with the audits of the last two fiscal years ended December 31st and during the subsequent interim period preceding his dismissal, there were no disagreements between us and Thomas Monahan, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to his satisfaction, would have caused Thomas Monahan to make reference to the subject matter of the disagreement in connection with his reports.



Item 24. Indemnification of Directors and Officers

     The company's Certificate of Incorporation contains provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law (the "DGCL") or for any transaction from which the director derived an improper personal benefit) and (ii) indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers. As a result of this provision, the ability of the company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

     In addition, the Certificate of Incorporation and By-Laws provide mandatory indemnification rights, subject to limited exceptions, to any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Such indemnification rights include reimbursement for expenses incurred by such person in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.


Item 25. Other Expenses of Issuance and Distribution

    The estimated expenses of the initial offering were:

         Registration Fees                                 $2,741.78
         Blue Sky Filing Fees                             $15,000.00
         Attorney's Fees                                  $65,000.00
         Accountant's Fees                                $10,000.00
         Printing and Copying                             $10,000.00
         Miscellaneous
         TOTAL                                            $92,741.78


Item 26. Recent Sales of Unregistered Securities



     During the six months ended June 30, 2002, the company issued the following options: 200,000 Options to Sheila Corvino Esq., for legal services, strike price $0.35. 150,000 Options to Sheila Corvino Esq., for legal services, strike price $0.40. 350,000 Options to MacAllister Smith for services, strike price $0.40. 150,000 Options to R. Scott Barter for analytical and financial research services, strike price $0.35.

     On June 28, 2002, 100,000 Shares of unregistered common stock were issued to each of MacAllister Smith, Jack Rubinstein, Phil Chait and Sheila Corvino in lieu of fees outstanding.

     The following material transactions have occurred in the past fiscal year. They are identified below:

     On March 14, 2002, Accu-Search renegotiated their note with us. We agreed to convert the $200,000 note with interest totaling $224,000 into preferred stock of Accu-Search. They will also pay an upfront payment of $4,000 in cash. In addition, Accu-Search will provide Pipeline Data two years web access to Accu-Search's on-line data and map system. Final contracts are being finalized and it is expected that this transaction should be signed and monies delivered on or about April 30th.

     On March 8th, 2002, Jack Rubinstein, our chairman of the board, lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. Upon conversion , Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares.

     On March 19, 2002, the Registrant acquired all the capital stock of SecurePay, Inc., a Delaware corporation, in exchange for seven million six hundred thousand (7,600,000) newly issued shares of its common stock whereby control of the registrant has changed to the controlling stockholders of SecurePay, Inc. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in attorney escrow if and when certain milestones underlying these earn-ins are reached. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.


     On August 26, 2002, the Registrant acquired all the capital stock of Northern Merchant Services, Inc., a New York corporation, ("NMSI") in exchange for (i) five thousand shares of Series A Preferred Convertible Stock (the "Preferred Shares"), each Preferred Share is convertible into one thousand (1,000) shares of common stock of the Buyer (the "Common Shares") at the conversion price of $0.50 per Common Share and (ii) one million Common Shares of the Registrant. In addition, the former shareholders of NMS have certain earn-in capabilities based upon account retention milestones achieved within a specified period of time. Each time the NMS, as a wholly owned subsidiary of the Registrant, attains 5,000 merchant accounts, the Registrant shall issue to the former shareholders of NMS an aggregate of one million (1,000,000) Common Shares, up to an aggregate of 3,000,000 Common Shares. This earn- in restriction shall expire on the fourth anniversary of the date of this acquisition agreement governing the transaction. Further, Kevin Weller, president of NMS has been appointed to our board of directors and president of the NMS subsidiary. Nancy Weller, vice president of NMS has been appointed vice president of the NMSI subsidiary. Kevin and Nancy Weller are married.


     As of the date of this prospectus, our company issued $304,429.31 in convertible debt. The outstanding notes have a two year term, accrue interest at the annual interest rate of 8% and have 33% warrant coverage at a conversion price of $.35 per share. The names and amounts of the recipients are as follows:

----------------------------------------------------------------------------------------------------------------


                                             8% Convertible Note
----------------------------------------------------------------------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

Date              Name                                       Amount
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

6.17.02           Michael Greenburg                          20,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

6.17.02           Robert Erlichman                           15,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

7.9.02            Elaine Greenburg                           5,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

7.16.02           Barbara Klein                              10,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

7.18.02           Hal Denton                                 100,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

8.28.02           Pearl Holloway                             7,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.11.02           G. Timothy Kane                            10,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.12.02           Jerry Trevor                               25,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.20.02           Chandler Smith                             4,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

9.29.02           Chasm Holdings                             58429.31
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

10.4.02           DSM Realty                                 15,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

10.15.02          Don Swift                                  5,000

----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

10.17.02          Brian Kornreich                            25,000
----------------- ------------------------------------------ ---------------------------------------------------
----------------- ------------------------------------------ ---------------------------------------------------

11.25.02          Chasm Holdings                             5,000
----------------- ------------------------------------------ ---------------------------------------------------


     On October 1, 2002, our company sold 30,000 shares of our common stock to Feirstein Institutional Partners, 60,000 shares of our common stock to Feirstein Offshore Funds and 243,333 shares of our common stock to Feirstein Partners L.P. all at $0.30 per share.

Item 27.  Exhibits.

Exhibit No.                                                 Description

        3.1*        Certificate of Incorporation
        3.2*        Amended and Restated Certificate of Incorporation
        3.3*        By-laws of registrant
        3.4*        Form of class A Redeemable Warrant
        3.5*        Form of class B Redeemable Warrant
        3.6*        Form of class A Warrant Agreement
        3.7*        Form of class B Warrant Agreement
        3.8*        Form of Lock-up Agreement
        5*          Opinion on Legality of Sheila G. Corvino
        10.1*       Web site development and servicing agreement
        10.2*       Consulting Agreement with Unifund America, Inc.
        10.3*       Agreement with Rainbow Media
        10.4*       Promissory Note dated November 1, 2000 issued by
                    Accu-Search, Inc. as Debtor to Pipeline Date Inc. as Payee
        10.5*       License Agreement for Technology dated
                     November 1, 2000 between Pipeline Date Inc.
                    and Accu-Search Inc.
        10.6*       Amended Promissory Note by Accu-Search as
                    Debtor to Pipeline as Payee
        10.7        Acquisition Agreement dated March 19, 2002 between the
                    Registrant and SecurePay.Com, Inc.
        10.8        Acquisition Agreement dated August 26, 2002 between the
                    Registrant and Northern Merchant Services, Inc.
        23.1*       Consent of Sheila G. Corvino, Esq.
        23.2        Consent of Drakeford & Drakeford,
                    Certified Public Accountant

*    Previously filed.

Item 28. Undertakings

        The company hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus  required by Section  10(a)(3) of the Securities Act;

                    (ii) Reflect in the  prospectus  any facts or events  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii)   Include  any   additional   or  change  in  material
               information on the plan of distribution.

                    (iv) Reflect the sale of more than 125,000 shares held by existing stockholders which are subject to a one-year "lockup" period from the effective date of this registration statement.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(5) Attach a supplementary "sticker" to each prospectus used after more than 62,500 of the shares subject to the initial one-year "lockup" period from the effective date of this registration statement have been sold.

                                   Signatures

     In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment number nine to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the city of Hartsdale, state of New York, on December 27, 2002.

                                            Pipeline Data Inc. (registrant)

                                            By /s/MacAllister Smith
                                            -----------------------------------
                                            MacAllister Smith
                                            Chief Executive Officer, President
                                            and Director
                                            (Principal Executive Officer)

    In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Jack Rubinstein                             Chairman of the Board,
----------------------------------------        December 27, 2002
Jack Rubinstein

/s/ MacAllister Smith                           Chief Executive Officer,
----------------------------------------        President, Director
MacAllister Smith

/s/ Donald W. Gruneisen                         Chief Financial Officer
----------------------------------------        December 27, 2002
Donald W. Gruneisen

/s/ Kevin Weller                                Director
----------------------------------------        December 27, 2002
Kevin Weller

                                 CERTIFICATIONS

I, MacAllister Smith, certify that:

1.   I have reviewed this registration statement of Pipeline Data, Inc;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c)   Presented  in  this  quarterly   report  our  conclusions   about  the
          effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

December 27, 2002
                                              /s/ MacAllister Smith
                                              ----------------------------------
                                              MacAllister Smith
                                              President

I, Donald Gruneisen, certify that:

1. I have reviewed this registration statement Form SB-2 of Pipeline Data, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c)   Presented  in  this  quarterly   report  our  conclusions   about  the
          effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

December 27, 2002
                                              /s/ Donald Gruneisen
                                              ----------------------------------
                                              Donald Gruneisen
                                              Chief Financial Officer